SUBLEASE THIS SUBLEASE (this “Sublease”) is dated for reference purposes as of November 2, 2018, and is made by and between eHealth, Inc., a Delaware corporation (“Sublessor”), and JJ Lake Corporation, a Delaware corporation (“Sublessee”). Sublessor and Sublessee hereby agree as follows: 1. Recitals: This Sublease is made with reference to the fact that 340 Middlefield, LLC, a California limited liability company, as landlord (“Master Lessor”), and Sublessor, as tenant, entered into that certain Lease Agreement, dated as of March 23, 2012 (the “Original Lease”), as amended by that certain Amendment to Lease dated May 28, 2013 (the “First Amendment”, and together with the Original Lease, the “Master Lease”), with respect to premises consisting of approximately 18,272 square feet of space, located at 340 E. Middlefield Road, Mountain View, CA as more particularly defined and described in the Master Lease (the “Premises” or the “Building”). A copy of the Master Lease is attached hereto as Exhibit A. 2. Premises: Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, all of the Premises (also referred to herein as the “Subleased Premises”). 3. Term: A. Term. The term (the “Term”) of this Sublease shall be for the period commencing on (i) December 1, 2018 (the “First Floor Commencement Date”) with respect to the first floor of the Premises (the “First Floor Premises”) and (ii) December 21, 2018 (the “Second Floor Commencement Date”, and together with the First Floor Commencement Date, each a “Commencement Date”) with respect to the second floor of the Premises (the “Second Floor Premises”) and ending on July 31, 2023 (the “Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms. Notwithstanding the foregoing, between the First Floor Commencement Date and the Second Floor Commencement Date, Sublessor shall retain the right to access the First Floor Premises for purposes of ingress and egress and moving its personnel and equipment from the Second Floor Premises. During such period, Sublessor shall also retain the right to park in the parking lot and use the electric vehicle chargers. B. Early Possession. If Sublessor permits Sublessee to access the Subleased Premises prior to the applicable Commencement Date, such occupancy (i) shall be subject to all of the provisions of this Sublease, except for the obligation to pay Base Rent and Additional Rent (each, as defined below); and (ii) shall not advance the Expiration Date of this Sublease. Sublessor shall permit Sublessee to enter the First Floor Premises between November 24, 2018 and November 28, 2018 solely for the purpose of event setup for the Event Day (as defined below) and not for the purpose of conducting business therein, provided (i) Master Lessor’s consent to this Sublease has been received, (ii) Sublessee has delivered to Sublessor the Security Deposit and first month’s Base Rent as required under Section 4, (iii) Sublessee has delivered to Sublessor evidence of all insurance required under this Sublease and (iv) Sublessor has received a fully executed copy of the Sublessee Guaranty (defined below). As used herein, the term “Event Day” shall mean November 29, 2018. Subject to Master Lessor’s consent and all applicable terms, conditions and restrictions of the Master Lease as to this Sublease, on such Event Day, (i) Sublessee shall have the right to cover Sublessor’s interior and exterior logo(s) with Sublessee’s logo(s), provided, that Sublessee shall remove such covers by November 30, 2018, (ii) Sublessee and its invitees shall have exclusive use of the First Floor Premises on such Event Day for a grand opening event and (iii) Sublessor shall give an escorted tour of the whole Premises for Sublessee and its invitees. Sublessee shall provide Sublessor with a schedule and general description of the activities that will occur on such Event Day and Sublessor shall have the right to prescribe reasonable rules and regulations for such activities to protect against health and safety concerns and to ensure compliance with the Master Lease. Such occupancy and early access as provided above shall be subject to all of the provisions of this Sublease, except for the obligation to pay Base Rent and Additional Rent and shall not advance the Expiration Date of this Sublease. 9490521_4 -1-

4. Rent: A. Base Rent. Sublessee shall pay to Sublessor as base rent for the Subleased Premises for each month during the Term in accordance with the schedule set forth in Exhibit B (“Base Rent”): Base Rent for the period of the Term between the applicable Commencement Date and December 31, 2018 shall be abated. Base Rent and Additional Rent, as defined in Section 4.B below, shall be paid on or before the first (1st) day of each month during the Term. Base Rent and Additional Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on a thirty (30) day month. If an increase in Base Rent becomes effective on a date other than the first day of a calendar month, the Base Rent for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which the rate is in effect. Base Rent and Additional Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Base Rent and Additional Rent shall be paid directly to Sublessor at 2625 Augustine Drive, Floor 2, Santa Clara, CA 95054, Attention: Accounting and Finance Department, or such other address as may be designated in writing by Sublessor. For the avoidance of doubt, Sublessee shall not be responsible for the Monthly Base Rent (as defined in the Master Lease) payable to Master Lessor under the Master Lease except as provided in Section 6 below, and the Base Rent payable by Sublessee hereunder is in lieu thereof. B. Additional Rent. All monies other than Monthly Base Rent required to be paid by Sublessor under the Master Lease during the Term, including, without limitation, any amounts payable by Sublessor to Master Lessor as “Additional Rent” (as defined in Section 3.2(b) of the Master Lease), shall be paid by Sublessee hereunder as and when such amounts are due under the Master Lease, as incorporated herein. Sublessee shall also pay to Sublessor all costs directly incurred by or at the request of Sublessee with respect to its use of the Premises. All such amounts shall be deemed additional rent (“Additional Rent”). Until such time that both the First Floor Commencement Date and the Second Floor Commencement Date have occurred, Sublessee shall pay its pro rata portion of the Additional Rent based on the portion of the Premises to which Sublessor has delivered possession to Sublessee. Base Rent and Additional Rent hereinafter collectively shall be referred to as “Rent”. Sublessee and Sublessor agree, as a material part of the consideration given by Sublessee to Sublessor for this Sublease, that Sublessee shall pay all costs, expenses, taxes, insurance, maintenance and other charges of every kind and nature arising in connection with this Sublease, the Master Lease or the Subleased Premises, such that Sublessor shall receive, as a net consideration for this Sublease, the Base Rent payable under Section 4.A. hereof; provided, however, that in no event shall Sublessee be responsible for Sublessor’s costs and expenses incurred in connection with the negotiation and execution of this Sublease or Sublessor’s request for Master Lessor’s consent to this Sublease, including without limitation attorneys’ fees, broker commissions, and any Bonus Rent or other fees or consideration payable to Master Lessor in connection with Master Lessor’s consent to this Sublease. C. Advance Payment of Rent. Upon execution hereof by Sublessee, Sublessee shall pay to Sublessor the sum of Seventy-Nine Thousand Four Hundred Eighty-Three and 20/100 Dollars ($79,483.20), which shall constitute Base Rent for the month of January 2019. 5. Security Deposit: Upon execution hereof by Sublessee, Sublessee shall deposit with Sublessor the sum of Two Hundred Fifty Thousand Dollars ($250,000) (the “Security Deposit”), in cash, as security for the performance by Sublessee of the terms and conditions of this Sublease. If Sublessee fails to pay Rent or other charges due hereunder or otherwise defaults with respect to any provision of this Sublease, then Sublessor may draw upon, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublessor has become obligated to pay by reason of Sublessee’s default, or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby, including future rent damages under California Civil Code Section 1951.2, without prejudice to any other remedy provided herein or by law. Sublessee hereby waives the provisions of any law, now or hereafter in force, including, without limitation, California Civil Code Section 1951.7, that provides that Sublessor may claim from a security deposit only those sums reasonably necessary to remedy 9490521_4 -2-

defaults in the payment of Rent, to repair damage caused by Sublessee, or to clean the Subleased Premises, it being agreed that Sublessor, in addition, may claim those sums reasonably necessary to compensate Sublessor for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Sublessee, including future rent damages following the termination of this Sublease. If Sublessor so uses or applies all or any portion of the Security Deposit, then Sublessee, within ten (10) days after demand therefor, shall deposit cash with Sublessor in the amount required to restore the Security Deposit to the full amount stated above. Upon the expiration of this Sublease, Sublessor shall return to Sublessee so much of the Security Deposit as has not been applied by Sublessor pursuant to this paragraph, or which is not otherwise required to cure Sublessee’s defaults. 6. Holdover: The parties hereby acknowledge that the expiration date of the Master Lease is July 31, 2023 and that it is therefore critical that Sublessee surrender the Subleased Premises to Sublessor no later than the Expiration Date in accordance with the terms of this Sublease. In the event that Sublessee does not surrender the Subleased Premises by the Expiration Date in accordance with the terms of this Sublease, Sublessee shall indemnify, defend, protect and hold harmless Sublessor from and against all loss and liability resulting from Sublessee’s delay in surrendering the Subleased Premises and pay Sublessor holdover rent as provided in Section 20.2 of the Master Lease. 7. Repairs: Sublessor shall deliver the Subleased Premises to Sublessee in “broom clean” condition. To Sublessor’s actual knowledge, the Premises are in clean condition and the roof, electrical, plumbing, lighting, heating, ventilating and air conditioning systems serving the Subleased Premises are in good, working condition. Except as otherwise expressly set forth in this Sublease, the parties acknowledge and agree that Sublessee is subleasing the Subleased Premises on an “as is” basis, and that Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises, except as set forth in this paragraph. Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises following the First Floor Commencement Date and the Second Floor Commencement Date, including, without limitation, any improvement or repair required to comply with any law. Master Lessor shall be solely responsible for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease. Without limiting the foregoing, Sublessor hereby notifies Sublessee of the environmental disclosures set forth in the First Amendment. 8. Indemnity: Except to the extent caused by the negligence or willful misconduct of Sublessor, its agents, employees, contractors or invitees, Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor, protect and hold Sublessor harmless from and against any and all losses, claims, liabilities, damages, costs and expenses (including reasonable attorneys’ and experts’ fees), caused by or arising in connection with: (i) the use or occupancy of the Subleased Premises by Sublessee; (ii) the negligence or willful misconduct of Sublessee or its employees, contractors, agents or invitees; or (iii) a breach of Sublessee’s obligations under this Sublease or the provisions of the Master Lease assumed by Sublessee hereunder. Except to the extent caused by the negligence or willful misconduct of, or breach of this Sublease by, Sublessee, its agents, employees, contractors or invitees, Sublessor shall indemnify, defend with counsel reasonably acceptable to Sublessee, protect and hold Sublessee harmless from and against any and all losses, claims, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and experts’ fees), caused by or arising in connection with: (i) the negligence or wilfull misconduct of Sublessor or its employees, contractors, agents or invitees; or (ii) a breach of Sublessor’s obligations under this Sublease or the Master Lease (as “Tenant”). The terms of this Section 8 shall survive termination of this Sublease. 9. Right to Cure Defaults: If Sublessee fails to pay any sum of money under this Sublease, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, after passage of any applicable notice and cure periods, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Sublessee to Sublessor upon demand, together with interest thereon at the Interest Rate (as defined in the Master Lease) from the date of the expenditure until repaid. 9490521_4 -3-

10. Assignment and Subletting: Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein or permit any use of the Subleased Premises by another party (collectively, “Transfer”), without the prior written consent of Sublessor and Master Lessor. Sublessee acknowledges that the Master Lease contains a “recapture” right in Section 14.7, and that Sublessor may withhold consent to a proposed Transfer in its sole discretion unless Master Lessor confirms in writing that the recapture right does not apply to the Subleased Premises or otherwise waives such right. Any Transfer without such consent shall be void and, at the option of Sublessor, shall terminate this Sublease. Sublessor’s waiver or consent to any assignment or subletting shall be ineffective unless set forth in writing, and Sublessee shall not be relieved from any of its obligations under this Sublease unless the consent expressly so provides. Any Transfer shall be subject to the terms of Article 14 of the Master Lease. 11. Use: Sublessee may use and occupy the Subleased Premises only for general office, administration, research and development and other legal uses not expressly prohibited herein or in the Master Lease, and for no other use or purpose. For the avoidance of doubt, the Event Day shall constitute a permitted use under this Sublease. Sublessee shall not use, store, transport or dispose of any Hazardous Materials in or about the Subleased Premises, except as expressly permitted by the Master Lease and in accordance with the Master Lease. 12. Effect of Conveyance: As used in this Sublease, the term “Sublessor” means the holder of the “Tenant’s” interest under the Master Lease. In the event of any assignment, transfer or termination of the “Tenant’s” interest under the Master Lease, which assignment, transfer or termination may occur at any time during the Term hereof in Sublessor’s sole discretion (subject to the terms of the Master Lease), Sublessor shall be and hereby is entirely relieved of all covenants and obligations of Sublessor hereunder to the full extent such transferee has expressly agreed in writing to assume and carry out all covenants and obligations thereafter to be performed by Sublessor hereunder. Sublessor may transfer and deliver any security of Sublessee to the transferee of the tenant’s interest under the Master Lease, and thereupon Sublessor shall be discharged from any further liability with respect thereto. 13. Delivery and Acceptance: If Sublessor fails to deliver possession of the respective portions of the Subleased Premises to Sublessee on or before the dates set forth in Section 3.A hereof for any reason whatsoever, then this Sublease shall not be void or voidable, nor shall Sublessor be in default of this Sublease or liable to Sublessee for any loss or damage; provided, however, that in such event, Rent shall abate with respect to the undelivered portions of the Subleased Premises until Sublessor delivers possession of such portion of the Subleased Premises to Sublessee. By taking possession of the Subleased Premises, Sublessee conclusively shall be deemed to have accepted the Subleased Premises in their as-is, then-existing condition, without any warranty whatsoever of Sublessor with respect thereto except as otherwise expressly set forth herein. Notwithstanding the foregoing or anything to the contrary contained herein, in the event that Sublessor is unable to deliver possession of the entirety of the Subleased Premises on or before February 1, 2019 for any reason other than force majeure or the acts or omissions of Sublessee, Sublessee may terminate this Sublease upon written notice delivered no later than February 10, 2019, and, upon such termination, this Sublease shall be deemed null and void and Sublessor shall return to Sublessee within five (5) business days its payment of the first month’s Base Rent paid by Sublessee pursuant to Section 4 hereof and any remaining portion of the Security Deposit and the Furniture Rental Fee (defined below). 14. Improvements: No alteration or improvements shall be made to the Subleased Premises, except in accordance with the Master Lease, and with the prior written consent of both Master Lessor and Sublessor (which consent of Sublessor shall not be unreasaonbly withheld unless Master Lessor withholds its consent). 15. Insurance; Waiver of Subrogation: Sublessee shall obtain and keep in full force and effect, at Sublessee’s sole cost and expense, during the Term the insurance required under Section 11.1 of the Master Lease. Sublessee shall name Master Lessor and Sublessor as additional insureds under its liability insurance policy. The release and waiver of subrogation set forth in Section 11.3 of the Master Lease, as incorporated herein, shall be binding on the parties. 9490521_4 -4-

16. Default; Remedies: A. Sublessee shall be in material default of its obligations under this Sublease upon the occurrence of any Event of Default as set forth in Section 15.1 of the Master Lease, as incorporated herein. Upon any such Event of Default by Sublessee, Sublessor shall have all remedies provided pursuant to Section 15.2 of the Master Lease and by applicable law, including damages that include the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the lessee proves could be reasonably avoided and the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). B. Sublessor shall be in default under this Sublease if Sublessor shall fail to perform its obligations under this Sublease within thirty (30) days after written notice by Sublessee to Sublessor specifying wherein Sublessor has failed to perform such obligations; provided, however, that if the nature of Sublessor’s obligations is such that more than thirty (30) days are required for performance then Sublessor shall not be in default if Sublessor commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion within ninety (90) days. Sublessee waives any right to terminate this Sublease or to vacate the Subleased Premises on Sublessor’s default under this Sublease. Sublessee’s sole remedy on Sublessor’s default is an action for damages or injunctive or declaratory relief. 17. Surrender: Prior to expiration of this Sublease, Sublessee shall remove all of its trade fixtures and shall surrender the Subleased Premises to Sublessor in the condition required under the Master Lease; provided, however, that Sublessee shall not be required to remove or restore (i) any alterations or improvements existing in the Subleased Premises on the applicable Commencement Date or (ii) any alterations to which Master Lessor has agreed in writing may remain at the end of the Term. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all liabilities Sublessor incurs as a result thereof, including costs incurred by Sublessor in returning the Subleased Premises to the required condition, plus interest thereon at the Interest Rate (as defined in the Master Lease). Sublessee shall be required to remove the Furniture (defined below) from the Subleased Premises at the expiration or earlier terminaton of this Sublease unless Master Lessor agrees in writing that the Furniture may remain in the Subleased Premises. 18. Broker: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen other than Newmark Cornish & Carey, representing Sublessor, and Sunrise Value Investments, representing Sublessee, in connection with this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of such party’s actions or dealings with such agent, broker, salesman, or finder. 19. Notices: Unless at least five (5) days’ prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below its signature at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be (a) personally delivered; or (b) properly addressed and (i) submitted to an overnight courier service, charges prepaid, or (ii) deposited in the mail (certified, return receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being submitted to an overnight courier service and three (3) business days after mailing, if mailed as set forth above. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease. 20. Miscellaneous: This Sublease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired. This Sublease may not be amended except by the written agreement of all parties hereto. If either party brings any 9490521_4 -5-

action or legal proceeding with respect to this Sublease, the prevailing party shall be entitled to recover reasonable attorneys’ fees, experts’ fees, and court costs. Sublessee and Sublessor each represent and warrant to the other that each person executing this Sublease on behalf of such party is duly authorized to execute and deliver this Sublease on behalf of that party. Sublessor has not had an inspection of the Premises performed by a Certified Access Specialist as described in California Civil Code § 1938. A Certified Access Specialist (CASp) can inspect the Subleased Premises and determine whether the Subleased Premises complies with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Subleased Premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the Subleased Premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Subleased Premises. Capitalized terms used but not defined in this Sublease shall have the meanings ascribed to such terms in the Master Lease. 21. Other Sublease Terms: A. Incorporation By Reference. Except as set forth below, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to “Sublease”; (ii) each reference to the “Premises” shall be deemed a reference to the “Subleased Premises”; (iii) each reference to “Landlord” and “Tenant” shall be deemed a reference to “Sublessor” and “Sublessee”, respectively, except as otherwise expressly set forth herein; (iv) each reference to “Monthly Base Rent” shall be deemed a reference to the “Base Rent” set forth herein (v) each reference to “Premises Delivery Date” or “Commencement Date” shall be deemed a reference to the applicable “Commencement Date” set forth herein; (vi) each reference to “Lease Date” shall be deemed a reference to the date of execution of this Sublease; (vii) with respect to work, services, repairs, restoration, insurance, indemnities, representations, warranties or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor’s reasonable efforts to obtain Master Lessor’s performance, provided, however, that (a) Sublessee agrees to reimburse Sublessor for any reasonable costs incurred by Sublessor in connection with such reasonable efforts and (b) Sublessor shall not be required to institute any lawsuit or other legal action against Master Lessor; (viii) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults; (ix) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such consent must be obtained from both Master Lessor and Sublessor, and the approval of Sublessor may be withheld if Master Lessor’s consent is not obtained; (x) in any case where the “Landlord” reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, perform any actions or cure any failures, such reservation or right shall be deemed to be for the benefit of both Master Lessor and Sublessor; (xi) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to cover, and run from Sublessee to, both Master Lessor and Sublessor; (xii) in any case where “Tenant” is to execute and deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (xiii) all payments shall be made to Sublessor; (xiv) Sublessee shall pay all consent and review fees set forth in the Master Lease to each of Master Lessor and Sublessor; (xv) Sublessee shall not have the right to terminate this Sublease due to casualty or condemnation unless Sublessor has such right under the Master Lease; (xvi) fifty percent (50%) of all “profit” under sub-subleases and assignments remaining after Master Lessor has received its share of such “profit” shall be paid to Sublessor; and (xvii) Sublessor’s obligations under Section 3.2(b) are limited to forwarding statements and refunds provided by Master Lessor, and Sublessee shall have no right to dispute or audit such statements. 9490521_4 -6-

Notwithstanding the foregoing, the following provisions of the Master Lease shall not be incorporated herein: Basic Lease Information (except the definitions of “Property”, “Premises”, “Building Address” and “Tenant’s Share”), Sections 1.1,1.2, 1.3, 1.4, 2.1, 3.1, 3.2(b)(3)(except that Sublessor shall forward any statements in accordance with the previous paragraph), 4.1, 4.2, 4.3,4.4, 4.5, 5.1 (the second and third sentences only), 5.2(f), 7.1 (the first sentence only), 23, 31, 37, Exhibit C, Schedule 1 and Schedule 2 and First Amendment (except Sections 1 and 2 thereof). In addition, notwithstanding subpart (iii) above, references in the following provisions to “Landlord” shall mean Master Lessor only: Sections 3.2(a), 3.2(b), 7.2, 8, 11.2, 12.1, 12.2, 13.1, 13.2, 13.3(the first sentence only), 13.4(the second sentence only), 13.5 (provided that Sublessor shall have no rights to any Award (as defined in the Master Lease) payable to “Tenant” under the Master Lease for periods attributable to the Term of this Sublease), 21.1 and 21.2. B. Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are incorporated hereunder; and (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease during the Term of this Sublease which are incorporated hereunder. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination without any liability of Sublessor to Sublessee. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control. In the event of a conflict between the express provisions of this Sublease and the provisions of the Master Lease, as incorporated herein, the express provisions of this Sublease shall prevail. Notwithstanding the foregoing or anything to the contrary contained in this Sublease, Sublessor hereby expressly agrees it shall not do or permit anything to be done by its agents, employees, contractors or invitees (excluding Sublessee and its invitees) which would constitute an Event of Default by Sublessor under the Master Lease (unless the same is caused by a default by Sublessee under this Sublease). 22. Conditions Precedent: This Sublease and Sublessor’s and Sublessee’s obligations hereunder are conditioned upon the written consent of Master Lessor. Each of Sublessor and Sublessee shall use reasonable efforts to cause such condition for Master Lessor consent to be satisfied. If Sublessor fails to obtain Master Lessor’s consent within thirty (30) days after execution of this Sublease by Sublessor, then Sublessor or Sublessee may terminate this Sublease by giving the other party written notice thereof prior to the date such consent is received, and Sublessor shall return to Sublessee within five (5) business days its payment of the first month’s Base Rent paid by Sublessee pursuant to Section 4 hereof and the Security Deposit and the Furniture Rental Fee (as defined below). 23. Termination; Recapture: Notwithstanding anything to the contrary herein, Sublessee acknowledges that, under the Master Lease, both Master Lessor and Sublessor have certain termination and recapture rights, including, without limitation, in Sections 12.2, 13.2 and 14.7. Nothing herein shall prohibit Master Lessor or Sublessor from exercising any such rights in accordance with the terms of the Master Lease and neither Master Lessor nor Sublessor shall have any liability to Sublessee as a result thereof except for any liability of Sublessor as result thereof to the extent expressly provided in this Sublease. In the event Master Lessor or Sublessor exercise any such termination or recapture rights, this Sublease shall terminate in accordance with the terms of the Master Lease applicable to such termination or recapture rights without any liability to Master Lessor or Sublessor. 24. Guaranty: Sublessee hereby covenants that it shall cause Hua Yuan International Limited, a private limited company organized under the laws of Hong Kong, to execute and deliver a guaranty to Sublessor in the form attached hereto as Exhibit C (the “Sublease Guaranty”). 25. Furniture, Fixtures and Equipment: Sublessee shall have the right to use during the Term the office furnishings, fixtures and equipment which are identified on Exhibit D attached hereto (the “Furniture”) in consideration of the payment to Sublessor concurrently with the execution of this Sublease of the amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the “Furniture Rental Fee”). The Furniture is provided in its “AS IS, WHERE IS” condition, without representation or warranty whatsoever. Sublessee 9490521_4 -7-

shall insure the Furniture under the property insurance policy as and to the extent required under the Master Lease, as incorporated herein, and pay all taxes with respect to the Furniture (except to the extent such taxes are applicable to Sublessor’s income derived from the Furniture Rental Fee). During the Term, Sublessee shall maintain the Furniture in good condition and repair, reasonable wear and tear excepted, and shall be responsible for any loss or damage to the same occurring during the Term. Upon the expiration or earlier termination of this Sublease, Sublessor shall relinquish any and all rights it may have in or to the Furniture and Sublessee shall be required to remove the Furniture from the Subleased Premises unless Master Lessor agrees in writing that the Furniture may remain in the Subleased Premises. 9490521_4 -8-

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written. SUBLESSOR: SUBLESSEE: EHEALTH, INC., JJ LAKE CORPORATION, a Delaware corporation a Delaware corporation By: - 7- By: C7T Name: /K L/H A/6r~ Name: Its: Its: Address: Address: eHealth, Inc. 2625 Augustine Drive Floor 2 Santa Clara, CA 95054 Attn: General Counsel With a copy to: eHealthlnsurance Services, Inc. 440 East Middlefield Road Mountain View, CA 94043 Attn: General Counsel 9490521_4 -9-

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written. SUBLESSOR: SUBLESSEE: EHEALTH, INC., JJ LAKE CORPORATION, a Delaware corporation a Delaware corporation By: By: Name: Name: J-JcxAvg rTonaj Its: Its: ueo Address: Address: Hllft YKAN LNTERMT10HAL eHealth, Inc. 2625 Augustine Drive UMITCP Floor 2 Santa Clara, CA 95054 Attn: General Counsel 8*/? With a copy to: eHealthlnsurance Services, Inc. Coftwewe (et&te 440 East Middlefield Road Mountain View, CA 94043 I Kowtvon Attn: General Counsel Wo^5 9490521_4 -9-

EXHIBIT A MASTER LEASE 9490521_4

LEASE AGREEMENT (SINGLE TENANT BUILDING IN SINGLE BUILDING PROJECT) between 340 MIDDLEFIELD, LLC, as "Landlord" and cHEALTH, INC. a Delaware corporation as "Tenant" WEST\225501828.8

TABLE OF CONTENTS 1. PREMISES 1 2. TERM .2 3. RENT 3 4. SECURITY DEPOSIT 8 5. USE AND COMPLIANCE WITH LAWS 11 6. ALTERATIONS 14 7. MAINTENANCE AND REPAIRS 17 8. TENANT'S TAXES 18 9. UTILITIES AND SERVICES 18 10. EXCULPATION AND INDEMNIFICATION 19 11. INSURANCE 20 12. DAMAGE OR DESTRUCTION 22 13. CONDEMNATION 23 14. ASSIGNMENT AND SUBLETTING 24 15. DEFAULT AND REMEDIES ,27 16. NOTICE REQUIREMENTS 29 17. LATE CHARGE AND INTEREST 29 18. WAIVER 30 19. ENTRY, INSPECTION AND CLOSURE 30 20. SURRENDER AND HOLDING OVER 31 21. ENCUMBRANCES 32 22. ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS 33 23. NOTICES 34 24. ATTORNEYS'FEES 34 25. QUIET POSSESSION 34 26. SIGNS 34 27. COMMON AREAS 35 28. RULES AND REGULATIONS 35 29. LANDLORD'S LIABILITY 35 30. CONSENTS AND APPROVALS .35 31. BROKERS 35 WEST\225501828.8

32. PARKING 36 33. ENTIRE AGREEMENT 36 34. MISCELLANEOUS 36 35. TIME 37 36. AUTHORITY 37 37. OPTION TO EXTEND LEASE 37 ii WEST\225501828.8

INDEX OF DEFINED TERMS actual knowledge 14 Alterations 14 Award 23 Bonus Rent 25 Broker 35 Building ,iv Building Systems 11 Claims 19 Commencement Date .2 Common Areas 35 Condemnation 23 Condemnor 23 Date of Condemnation 23 Encumbrance 32 Environmental Losses 12 Environmental Requirements 12 Event of Default .27 Expiration Date iv Handled by Tenant 12 Handling by Tenant 12 Hazardous Materials 12 HVAC 11 Independent Review ..... 7 Interest Rate 30 Landlord 1 Laws 11 Liens 16 Mortgagee 33 Permitted Hazardous Materials 12 Premises 1 Property .iv Proposed Transferee 25 Rental Tax 18 Representatives 12 Rules and Regulations 35 Service Failure 18 Statement 7 Tenant 1 Tenant's Share v Tenant's Taxes 5 Term 2 Trade Fixtures 15 Transfer 24 Transferee .25 Visitors ..12 iii WEST\225501828.8

BASIC LEASE INFORMATION Lease Date: For identification purposes only, the date of this Lease is March Z-^>, 2012 Landlord; 340 Middlefield, LLC Tenant: eHealth, Inc., a Delaware corporation Property: That certain real property described in Exhibit A attached hereto and commonly known as 340 E. Middlefield Road, Mountain View, California. Premises: The Property, including the building (the "Building") that Landlord will construct along with related improvements as Landlord's Work described in the Work Letter Agreement attached hereto as Exhibit C (the "Work Letter"). Building Address: 340 E. Middlefield Road, Mountain View, CA 94043 Tenant Improvement Allowance: Forty Five Dollars ($45) per square foot of the Building, as provided in the Work Letter. Term: Unless earlier terminated in accordance with the provisions hereof, the Term shall be One Hundred and Twenty (120) full calendar months (plus any partial month at the beginning of the Term) following the Commencement Date. Commencement Date: The Commencement Date shall be ninety (90) days following the delivery of the Premises to Tenant in Tenant Access Condition (as defined in the Work Letter) (the "Premises Delivery Date"). The Premises shall be in Tenant Access Condition no sooner than eight (8) months from the Lease Date and no later than twenty (20) months from the Lease Date (the "Anticipated Delivery Date") and rent commencement will be pursuant to Paragraph 3.1, and, in no event shall rent commence earlier than ten (10) months from the Lease Date. Expiration Date: The last day of the One Hundred Twentieth (120th) full calendar month in the Term, pursuant to Paragraph 2 hereof. Monthly Base Rent: Monthly Base Rent for the first twelve (12) months of the Term shall be equal to S2.80 per rentable square foot of the Building. The Monthly Base Rent shall be increased annually by three percent (3%) on the first anniversary of the Commencement Date and each anniversary thereafter during the Term. iv WEST,225501 S28.8

For the purpose of determining the amount of Monthly Base Rent due upon execution of this Lease, the parties agree and acknowledge that the Building is expected to contain approximately Seventeen Thousand Seven Hundred Forty (17,740) square feet. Accordingly, Tenant shall deliver to Landlord Forty Nine Thousand Six Hundred Seventy Two and 00/100 Dollars ($49,672.00) on the execution of this Lease, which amount shall be applied to the Base Rent as more particularly set forth in Paragraph 3.1 below. Following completion of Landlord's Work, Landlord and Tenant will reconcile the difference, if any, between the estimated and actual square footage of the Building. Tenant's Share: One Hundred Percent (100%) Security Deposit: A Letter of Credit in the amount of Five Hundred Ninety Six Thousand Sixty Four and 00/100 Dollars ($596,064.00), pursuant to Paragraph 4, below. Advance Rent: Concurrently with its execution and delivery of this Lease, Tenant shall pay to Landlord (i) the Monthly Base Rent for the first full calendar month of the Term in the amount of Forty Nine Thousand Six Hundred Seventy Two and 00/100 Dollars ($49,672.00)plus (ii) Landlord's estimate of Additional Rent for such month in an amount equal to Thirteen Thousand Seven Hundred Thirty Five and 00/100 Dollars ($13,735.00). Landlord's Address for Payment of Rent and Notices: 340 Middlefield LLC c/o Don Seiler Seiler LLP 3 Lagoon Drive, Ste 400 Redwood City, Ca 94065 Tenant's Address for Notices: Prior to the Commencement Date: eHealth, Inc. 440 E. Middlefield Rd. Mountain View, Ca 94043 Attn: General Counsel Effective upon the Commencement Date, Tenant's sole Address for Notices shall be the Premises address. The Basic Lease Information set forth above is part of the Lease. In the event of any conflict between any provision in the Basic Lease Information and the Lease, the Lease shall control. v WEST\225501828.S

LEASE THIS LEASE is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information ("Landlord") and the Tenant identified in the Basic Lease Information ("Tenant"). Landlord and Tenant hereby agree as follows; 1. PREMISES. 1.1 Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon and subject to the terms and conditions of this Lease, the Premises (as defined in the Basic Lease Information). 1.2 Improvements. In accordance with the definitions and provisions set forth in the Work Letter, but subject to the limitations set forth in Paragraph 1.3 below, Landlord, at its cost, shall perform Landlord's Work in good and workmanlike manner, and in compliance with all laws and the final plans therefor, and Tenant, at its cost, but subject to Landlord's payment of the Tenant Improvement Allowance (as defined in the Work Letter), shall construct the Tenant Improvements in accordance with the terms and conditions of the Work Letter. 1.3 Governmental Approvals: Landlord Termination Rights. The Parties desire that the Building to be constructed by Landlord contain approximately Seventeen Thousand Seven Hundred Forty (17,740) rentable square feet. Landlord, in furtherance of the completion of Landlord's Work, shall use good faith efforts to obtain all necessary approvals from the City of Mountain View and any other governmental agency, special district or municipal utility with jurisdiction required in connection with the construction of the Building (collectively, the "Approvals"). If Landlord is unable to obtain Approvals for Landlord's Work or if the Approvals obtained allow for the construction of a Building with less than Seventeen Thousand (17,000) rentable square feet, then in such event. Landlord shall have the right to terminate this Lease by delivering written notice of such termination to Tenant. Upon delivery of such termination notice to Tenant, this Lease shall terminate and Landlord shall return the Advance Rent and the Security Deposit to Tenant. Thereafter, the parties shall have no further rights or obligations to one another except as expressly set forth in this Lease. To the extent that Landlord is required to remove or remediate any Hazardous Materials (as defined in Paragraph 5.2(a) below) or otherwise comply with Environmental Requirements (as defined below) in connection with or as a condition to obtaining the Approvals and Landlord determines such removal or remediation costs are excessive, in Landlord's sole and absolute discretion, then in such event Landlord shall have the right to terminate this Lease by delivering written notice of such termination to Tenant no later than the date that is the earlier of (i) the date Landlord commences construction of Landlord's Work and (ii) the date that is seven (7) months after the Lease Date (the "Outside Landlord Termination Date"). Upon proper delivery of such termination notice to Tenant, this Lease shall terminate and Landlord shall return the Advance Rent to Tenant. Thereafter, the parties shall have no further rights or obligations to one another except as expressly set forth in this Lease. If Landlord fails to properly exercise the termination right set forth in this paragraph on or before the Outside Landlord Termination Date, then such 1 WEST\225501828.8 termination right shall be deemed null and void as of the Outside Landlord Termination Date and Landlord shall have no further right to terminate this Lease pursuant to this paragraph. 1.4 Pre-Term Access Period. From delivery of the Premises to Tenant in Tenant Access Condition and ending on the day immediately preceding the Commencement Date (such period being referred to as the "Pre-Term Access Period"), Tenant may access the Premises (the "Pre-Term Access") for the sole purpose of commencing the construction of the Tenant Improvements (as defined in the Work Letter) in accordance with the terms and conditions of the Work Letter and otherwise preparing the Premises for Tenant's occupancy. Prior to the Commencement Date and during the Pre-Term Access Period and any early entry under Section 1(b) of the Work Letter, Tenant's entry shall be upon all of the terms and conditions of this Lease, including, but not limited to. Tenant's obligations to indemnify Landlord and maintain the insurance coverages required hereunder with respect to Tenant's construction activities and the Pre-Term Access, except that Tenant shall have no obligation to pay Base Rent, Operating Expenses, Taxes or utilities for the period prior to the Commencement Date; provided, however, that Tenant shall be required to pay for utilities during the Pre-Term Access. Any such Pre-Term Access shall be subject to Tenant providing to Landlord satisfactory evidence of insurance for personal injury and property damage required under Article 11 of this Lease related to such Pre- Term Access Period prior to the commencement of the Pre-Term Access Period, including such insurance from Tenant's contractors, as required by Landlord for third party contractors working in the Building and as specified on Schedule 2 to Exhibit C attached hereto. Any delay in putting Tenant in possession of the Premises due to such Pre-Term Access Period shall not serve to extend the term of this Lease or to make Landlord liable for any damages arising therefrom, except as otherwise provided in this Lease. 2. TERM. 2.1 Term. Subject to and upon the conditions set forth in this Lease, the "Commencement Date" of this Lease shall be as defined in the Basic Lease Information, and the term of the Lease shall continue for the term stated in the Basic Lease Information, unless sooner terminated pursuant to this Lease. If Landlord is unable to deliver possession of the Premises to Tenant in Tenant Access Condition by the Anticipated Delivery Date (as defined in the Basic Lease Information), Landlord shall not be liable for any damage to Tenant caused by the failure to deliver possession in such condition, and this Lease shall not be void or voidable nor shall the Tenant be relieved of any obligation hereunder; provided, however, that to the extent such failure is not caused by or the result of a Tenant Delay or Force Majeure Delay (as such terms are hereinafter defined), then in such event Tenant's sole and exclusive remedy (subject to Tenant's termination right set forth in the last sentence of this Section 2,1) shall be to receive from Landlord a rent credit equal to one (1) day of Base Rent for every one (1) day following the Anticipated Delivery Date that the Premises are not delivered in Tenant Access Condition until the Premises are delivered in Tenant Access Condition, The term "Force Majeure Delay" shall mean any delay, other than a Tenant Delay (as hereinafter defined), by Landlord in completing the necessaiy portion of Landlord's Work to provide the Premises to Tenant in Tenant Access Condition by the Anticipated Delivery Date by reason of (i) any strike, lockout or other labor trouble or industrial disturbance (whether or not on the part of the employees of either party hereto), (ii) governmental preemption of priorities or other controls in connection with a national or other public emergency, civil disturbance, riot, war, sabotage, blockade, embargo, inability to 2 WEST\225501828.8 secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body, (iii) shortages of fuel, materials, supplies or labor, or (iv) lightning, earthquake, fire, storm, tornado, flood, washout, explosion or inclement weather, and (v) any other cause, whether similar or dissimilar to the above, beyond Landlord's reasonable control. In the event of any Force Majeure Delay, Landlord shall provide Tenant with written notification of such delay within five (5) days of learning of such delay, and the time for performance of any obligation of Landlord to construct Landlord's Work under the Work Letter or the Lease shall be extended by the actual number of days caused by such Force Majeure Delays. The term "Tenant Delay" shall mean any delay incurred by Landlord that actually delays completion of the Landlord's Work beyond the Anticipated Delivery Date due to (a) a delay by Tenant, or by any person employed or engaged by Tenant, in approving or delivering to Landlord any plans, schedules or information as may be required herein; (b) any change order requested by Tenant to Landlord's Work to the extent specified in the applicable approved written change order; or (c) interference with the construction of Landlord's Work by Tenant or any person employed by Tenant to the extent such interference persists for more than twenty- four (24) hours following Landlord's notice to Tenant thereof. Notwithstanding the foregoing, if, on the date that is ten (10) months following the Lease Date, Landlord has not obtained a final building permit and all other authorizations, approvals, and entitlements necessary for the construction of the Building, Tenant shall have the right to terminate this Lease, in which case the Advance Rent and the Security Deposit shall be returned to Tenant within ten (10) days thereafter. 3. RENT. 3.1 Monthly Base Rent. Commencing as of the Commencement Date and continuing throughout the Term of the Lease, Tenant shall pay to Landlord the Monthly Base Rent set forth in the Basic Lease Information, without prior notice or demand, on the first day of each and every calendar month occurring during the Term. Notwithstanding the foregoing, in no event shall Tenant have an obligation to pay Monthly Base Rent or Additional Rent prior to the first day of the tenth (10th) month following the Lease Date. Tenant shall pay Monthly Base Rent and Landlord's estimate of Additional Rent for one (1) month upon execution of this Lease, with such amounts to be credited to the first full calendar month of the Term following the Commencement Date. If the Commencement Date occurs on any day other than the first of the calendar month, Monthly Base Rent and Additional Rent for such partial month shall be prorated based on the actual number of days in such month and shall be paid on the Commencement Date, and the advance rental paid at execution shall be credited to following calendar month. Concurrently with the Premises Delivery Date defined below. Landlord shall provide Tenant with the final square footage of the Premises, as certified by Landlord's architect. The Base Rent and all other sums under this Lease which are calculated by the square footage of the Premises shall be adjusted accordingly. Such square footage of the Premises shall be as determined in accordance with BOMA 2010 Standards (Office Buildings; Standard Materials and Measurements (ANSI/BOMA 265.1-2010)) approved by American National Standards Institute, Inc. ("BOMA Standards") and in accordance with the definition of "Rentable Area" contained in said standards. The square footage of the Premises shall be determined by Landlord's architect upon substantial completion of the Landlord's Work and Landlord shall provide Tenant with the architect's determination. Tenant shall notify Landlord if it agrees or disagrees with the determination of the square footage so provided by Landlord within fifteen (15) days after 3 WES,n225501828.8 receipt of such mformation. If Tenant notifies Landlord of its disagreement within said fifteen (15) day period, the parties shall, within ten (10) days thereafter, select a certified architect that has not performed services for Landlord or Tenant within the past two (2) years who shall conclusively determine the square footage of the Premises. 3.2 Additional Rent: Operating Costs and Taxes. (a) Definitions. "Operating Costs" means all costs of owning, managing, operating, maintaining, repairing, replacing and restoring the Property, including all costs, expenditures, fees and charges for the following: (A) supplying, operating, managing, maintaining, repairing, replacing and restoring utilities, services and related Building Systems (including HVAC), sewers, storm drains, pest control, telecommunications facilities and equipment, recycling programs and trash removal (to the extent any of the foregoing are not paid directly by Tenant pursuant to this Lease); provided, however, that nothing contained in this subpart (A) shall be construed to make Landlord responsible for maintaining, repairing and/or replacing elements of the Property that are not part of Landlord's obligations under Paragraph 7.2 of this Lease; (B) maintaining, repairing, restoring, landscaping, and replacing the Common Areas of the Property (including the parking area, including resurfacing, repainting, restriping and cleaning same), all components of the Building's exterior walls, and the roof of the Building, including the roof system and roof membrane; (C) compensation (including salaries, wages, employment taxes, fringe benefits and other payroll expenses of employees) for persons who perform duties in connection with the operation, management, maintenance, repair and improvement of the Property, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Property; (D) premiums for property (including coverage for earthquake and flood if carried by Landlord), liability, rental income and other insurance relating to the Property, and expenditures for deductible amounts paid under such insurance; provided, however, in the event that the Building is damaged by an earthquake, including any aftershocks related thereto (each, an "Earthquake Event"), Tenant's Share of any earthquake insurance deductibles payable pursuant to this Section shall not exceed $100,000.00 for each such Earthquake Event and provided further that in the event that Tenant's Share of the earthquake insurance deductible for an Earthquake Event exceeds $50,000.00 (with any such excess amount referred to herein as the "Excess Deductible Share"), (i) Tenant shall pay an initial $50,000.00, (ii) any such Excess Deductible Share (up to $100,000 for any such Earthquake Event), shall be amortized over the then remaining Term of this Lease commencing the year following Tenant's initial $50,000.00 payment, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time, and (iii) Tenant shall pay the amortized portion of such Excess Deductible Share in equal monthly installments during each remaining Lease Year of the Term following the year in which the initial payment was made; and, provided further, that, notwithstanding the foregoing. Tenant shall not be required to pay any earthquake insurance deductible if this Lease is terminated as a result of such Earthquake Event; (E) licenses, permits, certificates and inspections; (F) complying with the requirements of any Laws; (G) amortization of capital improvements to or replacements of the Property, with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements or replacements (or, if Landlord finances such improvements out of Landlord's funds without borrowing, the rate that Landlord would have paid to borrow such 4 WEST\225501828.8 funds, as reasonably detennined by Landlord), over the useful life of such improvements or replacements, as determined in accordance with generally accepted accounting principles, consistently applied; (H) property management fees equal to three percent (3.0%) of the annual amount of Monthly Base Rent payable hereunder; (I) complying with and/or performing obligations under any reciprocal easement agreement or other similar arrangement with adjacent property owners; (J) reasonable accounting, legal and other professional services incurred in connection with the operation of the Property and the calculation of Operating Costs and Taxes; (K) contesting the validity or applicability of any Laws that may affect the Property; (L) supplies, materials, tools and rental equipment; and (M) any other cost, expenditure, fee or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered a reasonable expense of managing, operating, maintaining, repairing and/or improving the Property. Operating Costs shall not include (i) ground rent payments; (ii) interest and principal payments on loans or indebtedness of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured; (iii) depreciation; (iv) costs, fines or penalties incurred due to the violation of any Law by Landlord and/or its employees, agents or contractors; (v) salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Property; (vi) general organizational, administrative and overhead costs relating to maintaining Landlord's existence, either as a corporation, partnership or other entity, including general corporate, legal and accounting expenses incurred in connection therewith; (vii) costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, service providers, purchasers or mortgagees of the Building or the Property; (viii) tax penalties, fines or interest incurred as a result of Landlord's failure, inability or unwillingness to pay and/or to file any tax or informational returns when due, or from Landlord's failure to make any tax payment required to be made by Landlord before delinquency (other than to the extent any such failure to pay and/or to file, or to pay before delinquency, is due to Tenant's failure to timely pay Tenant's Share of Taxes and/or Tenant's Taxes); (ix) overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building or the Property to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis; (x) costs arising from Landlord's charitable or political contributions; (xi) costs incurred in connection with the sale or refinancing of the Building or the Property; (xii) income taxes measured by the net income of Landlord or the owner of any interest in the Building or the Property, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary transfer taxes imposed in connection with recording a deed transferring an interest in the Property or any portion thereof or interest therein; (xiii) any expense to the extent covered aid actually paid by insurance; (xiv) any costs and expenses incurred to comply with Environmental Requirements that do not arise out of or result from Hazardous Materials Handled by Tenant; (xv) costs occasioned by casualties or condemnation; (xvi) costs to comply with any Laws, private restrictions or underwriting requirements applicable to the Premises or the Property on the Premises Delivery Date; (xvii) insurance costs for coverage not customarily paid by tenants of similar projects in the vicinity of the Premises, insurance deductibles, except to the extent included in Operating Costs pursuant to subpart (D) of the first paragraph of this provision, and co-insurance payments; (xviii) expense reserves; (xix) costs of structural repairs to the Building; (xx) costs which could properly be 5 WEST\225501828.8 capitalized under generally accepted accounting principles, except to the extent amortized over the useful life of the capital item in question; (xxi) costs for services not provided to Tenant under this Lease or of a nature that are payable directly by Tenant under this Lease; and (xxii) costs of the Landlord's Work or to correct any defect in the Landlord's Work identified during the Warranty Period. Notwithstanding the foregoing in this Article 4, Tenant shall not be required to pay any Operating Costs or Taxes otherwise due hereunder if Landlord first notifies Tenant of such expenses or taxes in a statement received by Tenant more than twelve (12) months after the end of the calendar year in which such expenses or taxes were incurred. 0) "Taxes" means all real property taxes and general, special and district assessments and other governmental impositions, fees, levies and charges of whatever kind, nature or origin, imposed on, or by reason of the ownership or use of, the Property, including: governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Property, including assessments, taxes, fees, levies and charges imposed by governmental agencies for such purposes as street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services; personal property taxes assessed on the personal property of Landlord used in the operation of the Property; service payments in lieu of taxes; any tax, fee or excise on the use or occupancy of any part of the Property, or on rent for the Property or for space in the Property; and any other fees, taxes or assessments of any kind or nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Property or the personal property described above; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above; but excluding income taxes measured by the net income of Landlord or the owner of any interest in the Building or the Property, franchise, capital stock, gift, state, estate or inheritance taxes, taxes imposed on land and improvements other than the Property, or taxes in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term. To the extent paid by Tenant as "Tenant's Taxes" (as defined in Paragraph 8), "Tenant's Taxes" shall be excluded from Taxes. (2) "Tenant's Share" means one hundred percent (100%). (b) Additional Rent. (1) Commencing on the Commencement Date and continuing throughout the Term of the Lease, Tenant shall pay to Landlord, as "Additional Rent", Tenant's Share of the sum of Operating Costs and the Taxes for each calendar year, or portion thereof, occurring during the Term (except that Tenant's Share of estimated Operating Costs and the Taxes for the first full calendar month of the Term shall be paid upon Tenant's execution of this Lease). (2) Prior to the Commencement Date and thereafter prior to the end of each calendar year. Landlord shall notify Tenant of Landlord's estimate of Operating Costs and the Taxes to be paid as a component of Additional Rent for the following calendar year. 6 WEST\225501828.8

Commencing on the first day of January of each calendar year and continuing on the first day of every month thereafter in such year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated Additional Rent. If Landlord thereafter estimates that Operating Costs for such year will vary from Landlord's prior estimate. Landlord may, on not less than thirty (30) days' prior written notice to Tenant, revise the estimate for such year (and Additional Rent shall thereafter be payable based on the revised estimate). Landlord's initial estimate of Operating Costs for the first full calendar month of the Term is Thirteen Thousand Seven Hundred Thirty Five and 00/100 Dollars ($13,735.00). (3) As soon as reasonably practicable after the end of each calendar year, Landlord shall furnish Tenant a statement (the "Statement") with respect to such year, showing Operating Costs, and any other Additional Rent for the year, and the total payments made by Tenant with respect thereto. Unless Tenant raises any objections to Landlord's Statement within ninety (90) days after receipt of the same. Tenant shall have no right thereafter to audit Landlord's books and records with respect to such Statement. If Tenant does object to such Statement within the requisite time period, then Landlord shall provide Tenant with reasonable verification of the figures shown on the Statement and the parties shall negotiate in good faith to resolve any disputes. If after such negotiations Landlord and Tenant cannot agree upon the amount of Operating Costs, then Tenant shall have the right to have a certified public accountant (at Tenant's sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review Landlord's books and records relating to the Statement and the calculation of Operating Costs for the year in question (the "Independent Review"). The results of any such Independent Review shall be binding on Landlord and Tenant, unless Landlord elects, within sixty (60) days of receipt of the results of the Independent Review, to initiate legal proceedings to resolve any disputes regarding conclusions in the Independent Review that Landlord does not accept. If the Independent review and/or any legal proceedings with respect thereto show that the Operating Costs actually paid by Tenant for the calendar year in question exceeded Tenant's obligations for such calendar yeai. Tenant may offset such excess against Rent due under the Lease or, if no rent remains due. Landlord shall pay the excess to Tenant within fifteen (15) days after final determination of the Operating Costs after deducting all other amounts due Landlord. If the Independent Review and/or any legal proceedings with respect thereto show that Tenant's payments of Operating Costs for such calendar year were less than Tenant's obligation for the calendar year, Tenant shall pay the deficiency to the Landlord within fifteen (15) days after final determination of the Operating Costs. If the Independent Review and/or any legal proceedings with respect thereto show that Tenant has overpaid Operating Costs for the year in question by more than five percent (5%), then Landlord shall reimburse Tenant for all reasonable costs paid by Tenant to the firm performing the Independent Review. Operating Costs for the calendar years in which Tenant's obligation to share therein begins and ends shall be prorated. Any failure of Landlord to deliver Landlord's Statement as provided herein shall not reUeve Tenant of Tenant's obligation to pay any amounts due Landlord based on Landlord's Statement, so long as the Statement for any calendar year is delivered not later than nine (9) months after the end of the calendar year. (4) If Tenant's Additional Rent as finally determined for any calendar year exceeds the total payments made by Tenant on account thereof, and Tenant does not timely object thereto as permitted under subparagraph (3) above. Tenant shall pay Landlord the deficiency within five (5) days of Tenant's receipt of Landlord's Statement. If, however, Tenant 7 WEST\225501828.8 timely objects to the Landlord's Statements as permitted under subparagraph (3), above, Tenant shall pay Landlord any deficiency within fifteen (15) days of the completion of good faith negotiations or Tenant's receipt of the results of the Independent Review, as applicable. If the total payments made by Tenant on account thereof exceed Tenant's Additional Rent as finally determined for such year. Tenant's excess payment shall be credited toward the rent next due from Tenant under this Lease. For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 365-day year by computing Tenant's Share of the Operating Costs and the Taxes for the entire year and then prorating such amount for the number of days during such year included in the Term. Notwithstanding the termination of this Lease, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within fifteen (15) days after Tenant's receipt of Landlord's final Statement for the calendar year in which this Lease terminates, unless Tenant timely objects thereto as permitted under ' subparagraph (3) above, the difference between Tenant's Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof. The obligations of Landlord to refund any overpayment of Additional Rent and of Tenant to pay any Additional Rent not previously paid shall survive the expiration or earlier termination of this Lease. 3.3 Payment of Rent. All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest, shall constitute rent and shall be payable and recoverable as rent in the manner provided in this Lease. Any sums payable to Landlord on demand under the terms of this Lease shall be payable within thirty (30) days after notice from Landlord of the amount due. All rent shall be paid without offset, recoupment or deduction in lawful money of the United States of America to Landlord at Landlord's Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate. 4. SECURITY DEPOSIT. 4.1 Letter of Credit. Concurrently with the execution of this Lease, Tenant shall deposit with Landlord an unconditional and irrevocable letter of credit in the amount of Five Hundred Ninety Six Thousand Sixty Four and 00/100 Dollars ($596,064.00) (the "Letter of Credit") and in the form required herein, as security for the full and faithful performance of each and every obligation of Tenant under the Lease. The Letter of Credit, together with (1) any cash from time to time held by Landlord as part of the security deposit following a draw on the Letter of Credit or (2) any cash from time to time held by Landlord as part of the security deposit under this Paragraph 4 subject to Landlord's agreement, at its sole discretion, to accept such cash deposit, is referred to herein as the "Security Deposit." The Letter of Credit shall be in the form and containing the terms required herein, running in favor of Landlord, issued by a solvent nationally recognized bank approved by Landlord and in a form reasonably satisfactory to Landlord. Landlord hereby approves Silicon Valley Bank as an acceptable issuer of the Letter of Credit. The Letter of Credit delivered by Tenant hereunder as the Security Deposit shall expire no earlier than twelve (12) months after issuance and shall provide for automatic renewals of one-year periods unless the issuer has provided Landlord written notice of non-renewal at least sixty (60) days prior to the then expiration date, in which case Tenant shall provide a replacement letter of credit meeting the requirements of this Paragraph 4 no later than thirty (30) 8 WEST\22550I828.8 days prior to the expiration date of the then outstanding and expiring Letter of Credit. Each subsequent replacement Letter of Credit shall expire no earlier than twelve (12) months from the expiration date of the then outstanding and expiring Letter of Credit and shall provide for automatic l-year renewals as described above. Tenant shall ensure that at all times during the Term of this Lease and for sixty (60) days after expiration of the Term, cash or one or more unexpired Letters of Credit in the aggregate amount of the Security Deposit required hereunder shall have been delivered to Landlord. Failure by Tenant to deliver cash or any replacement Letter of Credit as required above shall entitle Landlord to draw under the outstanding Letter(s) of Credit and to retain the entire proceeds thereof for application as the Security Deposit under this Lease (provided that Landlord shall thereafter continue to have the right to require a Letter of Credit instead of any cash Security Deposit then being held by Landlord, and Landlord may thereafter demand such substitution). Each Letter of Credit shall be for the benefit of Landlord and its successors and assigns, shall be expressly transferable at no cost by Landlord to such successors and assigns, and shall entitle Landlord or its successors or assigns to draw from time to time under the Letter of Credit in portions or in whole upon presentation of (i) a sight draft, and (ii) a statement executed by Landlord stating that Landlord is entitled to make the subject draw pursuant to the terms of this Lease. If at any time during the Term of this Lease, the bank or financial institution that issues the Letter of Credit is declared insolvent, or is placed into receivership by the Federal Deposit Insurance Corporation or any other governmental or quasi- governmental institution, then following written notice from Landlord, Tenant shall have thirty (30) days to replace the Letter of Credit with a new letter of credit from a bank or financial institution acceptable to Landlord in Landlord's reasonable discretion. If Tenant does not replace the Letter of Credit with a new letter of credit from a bank or financial institution acceptable to Landlord within such thirty (30) day period, then notwithstanding anything in the Lease to the contrary. Landlord shall have the right to draw upon the Letter of Credit for the full amount of the Letter of Credit. In such event, the Letter of Credit funds shall immediately become part of the "Security Deposit" under this Lease. Landlord shall not be obligated to keep any proceeds from a draw on the Letter of Credit separate from its general funds, and Tenant shall not be entitled to interest on either. The Letter of Credit, cash proceeds of the Letter of Credit, if any, or any balance thereof, as applicable, shall be returned to Tenant (or at Landlord's option to the last assignee of Tenant's interest hereunder) within thirty (30) business days after the expiration of the Term or earlier termination of this Lease and Tenant's surrender of the Premises as required hereunder. In the event that Landlord draws upon the Letter of Credit solely due to Tenant's failure to renew or replace the Letter of Credit as required above (i) such failure shall not constitute a default hereunder and (ii) Tenant shall at any time thereafter be entitled to provide Landlord with a replacement Letter of Credit that satisfies the requirements hereunder, at which time Landlord shall return the cash proceeds of the original Letter of Credit drawn by Landlord. 4.2 Application of Securitv. If Tenant commits an Event of Default under this Lease, Landlord may, without prejudice to any other remedy Landlord has, apply all or a part of the Security Deposit to: (i) any Rent or other sum in default; (ii) any amount that Landlord may spend in exercising Landlord's rights under this Lease or otherwise by reason of the Event of Default: and/or (iii) any expense, loss or damage that Landlord may suffer because of Tenant's default, including costs and reasonable attorneys' fees incurred by Landlord to recover possession of the Premises following an Event of Default. In the event Landlord so applies all or a part of the Security Deposit, Tenant shall pay to Landlord on demand an amount sufficient to 9 WESTC25501828.8 replenisli the Security Deposit to the Ml amount thereof, and Tenant's failure to do so within five (5) Business Days after receipt of such demand from Landlord shall constitute an Event of Default. 4.3 Transfer. If Landlord disposes of its interest in the Building, Landlord may deliver or credit the Security Deposit to Landlord's successor-in-interest, and Landlord thereupon shall be relieved of further responsibility with respect to the Security Deposit. Upon a sale or other transfer of the Property or the Building, or any financing of Landlord's interest therein. Landlord shall have the right to transfer the Security Deposit to its transferee or lender. With respect to the Letter of Credit, within five (5) days after notice of such transfer or financing. Tenant, at its sole cost, shall arrange for the transfer of the Letter of Credit to the new landlord or the lender, as designated by Landlord in the foregoing notice or have the Letter of Credit reissued in the name of the new landlord or the lender. Following any such transfer of the Security Deposit and the written assumption of this Lease by the transferee, Tenant shall look solely to the new landlord or lender for the return of such cash Security Deposit or Letter of Credit and the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. 4.4 Reduction in the Amount of the Letter of Credit. Following each Reduction Date (as hereinafter defined), provided that both (A) no Event of Default has occurred and is continuing as of the date that is five (5) business days prior to each Reduction Date and (B) no Event of Default in the payment of Monthly Base Rent or Additional Rent described in Paragraph 15.1(a) hereof has occurred on three (3) or more occasions during the portion of the Term preceding such Reduction Date, then, for each such Reduction Date until the amount of the Security Deposit has been reduced to the Reduction Limit (as hereinafter defined), the Security Deposit shall be reduced effective as of the Reduction Date by the Reduction Increment (as hereinafter defined). Promptly following any such Reduction Date, Landlord shall deliver to Tenant written notice confirming such permitted reduction in the amount of the Security Deposit, and, upon receipt of such notice. Tenant shall be authorized to deliver a substitute or amended Letter of Credit to Landlord satisfying the requirements set forth in Paragraph 4 and in an amount equal to the Security Deposit as reduced by such Reduction Increment and Landlord shall exchange the prior Letter of Credit for the substitute Letter of Credit in cooperation with the Issuing Bank. For the purposes of this Paragraph 4 "Reduction Date" shall mean the first (1st), second (2nd) and third (3rd) anniversary of the Commencement Date. The term "Reduction Increment" shall mean an amount equal to twenty-five percent (25%) of the initial amount of the Letter of Credit. The term "Reduction Limit" shall mean an amount equal to no less than twenty-five percent (25%) of the amount of the Letter of Credit required on the Lease Date. 4.5 Waiver. Nothing in this Paragraph 4 shall be construed to limit the amount of damages recoverable by Landlord or any other remedy to the amount of the Security Deposit. Further, nothing herein shall be construed to require Landlord to accept any portion of the Security Deposit in the form of cash (i.e., as opposed to a Letter of Credit), and Landlord shall have the right, at any time, to require Tenant to convert any cash Security Deposit held by Landlord to a Letter of Credit meeting the requirements set forth herein. Tenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, to the extent the same provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy 10 WEST\22550] 828.8 defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any foreseeable or unforeseeable loss or damage caused by the act or omission of Tenant. Tenant may not assign or encumber the Security Deposit, and any attempt to do so shall be void and, in all events, not binding upon Landlord. 5. USE AND COMPLIANCE WITH LAWS. 5.1 Use. The Premises shall be used and occupied only for general office, administration, research and development and other legal uses not expressly prohibited herein, and for no other use or purpose. Landlord shall deliver the Building to Tenant on the Premises Delivery Date in comphance with all Laws, including without limitation the Americans with Disabilities Act and all Environmental Requirements (as defined in Paragraph 5.2(a)(2), below), and Landlord hereby represents and warrants that, as of the Lease Date, Landlord has not received any written notice of noncompliance with respect to the Property. At its sole expense. Landlord shall correct any noncompliance noted by Tenant in writing during the period of one (1) year after the Premises Delivery Date (the "Warranty Period"). After the expiration of the Warranty Period, Tenant, at its sole expense, shall comply with all present and future Laws relating to the condition, use or occupancy of the Premises (and shall discharge its obligations under Paragraph 7.1 in compliance with all Laws and shall make any repairs, alterations or improvements as required to comply with all such Laws), and shall observe the "Rules and Regulations" (as defined in Paragraph 28). The term "Laws," as used in this Lease, means all statutes, ordinances, codes, rules, regulations, requirements, licenses, permits, certificates, judgments, decrees, orders or directives of any federal, state, county or local governmental or quasi-governmental authority, agency, department, board panel or court now in force or which may hereafter be in force, as same may be amended. Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of, any insurance policy covering the Property or any part thereof. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb any occupant of property adjacent to the Property. Without limiting the foregoing, the Premises shall not be used for educational activities (other than Tenant's internal training sessions), practice of medicine or any of the healing arts, providing social services, for any governmental use (including embassy or consulate use), or for a personnel agency, studios for radio, television or other media, travel agency or reservation center operations or uses for any church or manufacturing use. Tenant shall not, without the prior consent of Landlord, (i) bring onto the Property anything that may cause substantial noise, odor or vibration, overload the floors in the Building or any of the Building Systems, or jeopardize the structural integrity of the Building or any part thereof; or (ii) connect to any electrical circuit in the Building any equipment or other load with aggregate electrical power requirements in excess of 80% of the rated capacity of the circuit. The term "Building Systems," as used in this Lease, means the heating, ventilating and air-conditioning ("HVAC"), mechanical, elevator, plumbing and sewer, electrical, fire protection, life safety, security and other systems in the Building and all components thereof. Notwithstanding anything to the contraiy in this Lease, Tenant shall not be required to comply with or cause the Premises to comply with any Laws or insurance requirements requiring the construction of alterations unless such compliance is necessitated solely due to Tenant's particular use of the Premises or any alterations performed by Tenant after completion of the Tenant Improvements. 11 WEST\225501828.8

5.2 Hazardous Materials. (a) Definitions. (1) "Hazardous Materials" shall mean any substance, material or waste (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, hazardous material, pollutant or contaminant under any Laws, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recoveiy Act, 42 U.S.C. § 6901 et seq., and Sections 25117 and 25316 of the California Health and Safety Code, or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation. (2) "Environmental Requirements" shall mean all present and future Laws and other requirements of any kind applicable to Hazardous Materials. (3) "Handled by Tenant" and "Handling by Tenant" shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, "Representatives") or its guests, customers, invitees, or visitors (collectively, "Visitors"), at or about the Premises and/or the Property in connection with or involving Hazardous Materials. (4) "Environmental Losses" shall mean all costs Mid expenses of any kind (including attorneys' fees), damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and/or compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Property. (b) Tenant's Covenants. No Hazardous Materials shall be Handled by Tenant at or about the Premises or Property without Landlord's prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord's requirements, all in Landlord's absolute discretion. Notwithstanding the foregoing, normal quantities and use of those products containing small amounts of Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies ("Permitted Hazardous Materials"), may be used and stored at the Premises without Landlord's prior written consent, provided that Tenant's activities at or about the Premises and Property and the Handling by Tenant of all such products and the Hazardous Materials therein shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Property all Hazardous Materials Handled by Tenant at the Property. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the compliance with all of the provisions of this Paragraph by all of Tenant's agents, employees and contractors ("Tenant's Representatives") and Tenant's visitors, clients, guests and invitees ("Tenant's Visitors"), and all of Tenant's obligations under this Paragraph (including its 12 WESTy225501828.8 indemnification obligations under paragraph (e) below) shall survive the expiration or earlier termination of this Lease. (c) Compliance. Tenant shall at Tenant's expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Property, including inspection, monitoring and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants and contractors qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant's quiet enjoyment of the Property or Landlord's use, operation, leasing and sale of the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents or communications relating to the Handling by Tenant of Hazardous Materials and/or compliance with Environmental Requirements regarding same at or about the Property. If any lien attaches to the Premises or the Property in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord (plus Landlord's administrative costs) in connection therewith shall be payable by Tenant on demand. (d) Landlord's Rights. Landlord shall have the right, but not the obligation, to enter the Premises during normal business hours and upon one (1) day advance written notice to Tenant (and without notice in emergencies) (i) to confirm Tenant's compliance with the provisions of this Paragraph 5.2, and (ii) to perform Tenant's obligations under this Paragraph if Tenant has failed to do so after reasonable notice to Tenant. If Landlord reasonably believes that Tenant has breached its obligations herein with respect to Hazardous Materials Handled by Tenant, Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. If such inspection shows that Tenant has breached its obligations herein regarding Hazardous Materials Handled by Tenant, Tenant shall pay to Landlord on demand the costs of Landlord's consultants' fees and all costs incurred by Landlord in performing Tenant's obligations under this Paragraph. Landlord shall use reasonable efforts to minimize any interference with Tenant's business caused by Landlord's entry into the Premises, but Landlord shall not be responsible for any interference caused thereby. (e) Indemnification. Tenant agrees to indemnify, defend, protect and hold harmless Landlord and its partners or members and its or their partners, members, directors, officers, shareholders, employees and agents against and from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys', experts' and consultants' fees and costs, incurred at any time and arising from or in connection with the Handling by Tenant of Hazardous Materials at or about the Property or Tenant's failure to comply in full with all Environmental Requirements. Notwithstanding anything in this Paragraph 5.2 to the contrary, Tenant shall not be responsible 13 WEST\225501828.8 for the clean up or remediation of, and shall not be required to indemnify Landlord against any costs or liabilities attributable to, any Hazardous Materials places on or about the Premises (i) by third parties not related to Tenant or Tenant's Representatives, including, without limitation, any Hazardous Materials existing on the Premises prior to the Commencement Date, or (ii) by Landlord at any time. Notwithstanding anything to the contrary in this Lease, under no circumstance shall Tenant be liable for, and Landlord shall indemnify, defend, protect and hold harmless Tenant, its agents, contractors, stockholders, directors, successors, representatives, and assigns &om and against, all losses, costs, claims, liabilities and damages (including attorneys' and consultants' fees) arising out of any Hazardous Materials present at any time on or about the Property, or the soil, air, improvements, groundwater or surface water thereof attributable to any Hazardous Materials placed on or about the Premises by Landlord. if) Landlord's Representation. The Property is located in the vicinity of various parcels of real property that have been the subject of prior investigation, remediation and oversight by State and Federal governmental authorities, and the Property has been the subject of investigation, remediation, and oversight in connection with contamination by Hazardous Materials migrating in, on and under the Property from such nearby sites. Prior to the Lease Date, Landlord has made available to Tenant all reports, results and other written communication to and from governmental authorities concerning Hazardous Materials in, on or under the Property and various sites in the vicinity of the Property which are in Landlord's possession (collectively, the "Reports"). Except as otherwise disclosed in the Reports, Landlord represents to Tenant that to Landlord's actual knowledge, as of the Lease Date and as of the Commencement Date: (i) there have been no previous spills of Hazardous Materials in the Building, and (ii) the Premises and the Property are in compliance with all Environmental Requirements. The term "actual knowledge," as used in this Lease, means the actual knowledge of Mr. Mark Roberts as of the Lease Date, without any investigation or any duty to investigate. 6. ALTERATIONS. 6.1 Landlord's Consent. (a) Tenant shall not make or permit to be made any alterations, additions, installations or improvements within, on, to or about the Building, any part thereof (including the roof and the Building Systems), or any other part of the Property (singularly and collectively, "Alterations") without the prior written consent of Landlord in each instance. The foregoing notwithstanding, Tenant may construct Alterations in the Building without Landlord's prior written consent to the extent the aggregate cost of all such Alterations constructed during any twelve (12) month period occurring during the Term of the Lease does not exceed $50,000.00, and provided that (i) the Alterations are to the interior of the Building and do not affect the outside appearance of the Building, the Alterations are nonstructural, do not cause any roof penetrations, do not impair the structural integrity of the Building, and the Alterations do not affect the proper functioning of the Building Systems or other utilities, systems and services of the Building, (ii) Tenant gives Landlord written notice describing the Alterations not less than fifteen (15) days prior to commencing the construction thereof, and (iii) such Alterations shall otherwise be subject to the provisions of this Lease regarding Alterations. 14 WEST\225501828.8

(b) Landlord will not unreasonably withhold or delay its consent to any Alterations, provided that all of the following conditions shall be satisfied; (i) the Alterations are to the interior of the Building and do not affect the outside appearance of the Building; (ii) the Alterations are nonstructural and do not impair the structural integrity of the Building or any part thereof; (iii) the Alterations do not affect the proper functioning of the Building Systems or other utilities, systems and services of the Building, or materially increase the usage thereof by Tenant; (iv) Landlord shall have approved the final plans and specifications for the Alterations, any subsequent changes thereto, and all contractors and subcontractors who will perform them; (v) all costs and expenses incurred in connection with the Alterations, including the construction and installation thereof, the preparation of the plans and specifications therefore, and the attaining of all necessary governmental approvals and permits, shall be paid by Tenant; and (vi) Tenant shall pay to Landlord the costs and expenses actually incurred by Landlord in reviewing Tenant's plans and specifications and inspecting the Alterations to determine whether they are being performed in accordance with the approved plans and specifications and in compliance with Laws, including the fees of any architect or engineer employed by Landlord for such purpose. To the extent any proposed Alterations by Tenant affect the outside appearance of the Building, are structural or may impair the structural integrity of the Building or any part thereof, or may affect the proper functioning of the Building Systems or other utilities, systems and services of the Building, or materially increase the usage thereof by Tenant, Landlord may give or withhold its consent to such Alterations in Landlord's sole and absolute discretion. (c) Not less than fifteen (15) days prior to commencement of any Alterations, Tenant shall notify Landlord of the work commencement date so that Landlord may post notices of nonresponsibility about the Property. All Alterations must comply with all Laws, the terms of this Lease, and the final plans and specifications approved by Landlord, and Tenant shall fully and promptly comply with and observe any rules and regulations of Landlord then in force with respect to the making of Alterations and/or imposed by Landlord in connection with its approval of the plans and specifications for the Alterations. Landlord's review and approval of Tenant's plans and specifications are solely for Landlord's benefit, and Landlord shall have no duty toward Tenant, nor shall Landlord be deemed to have made any representation or warranty to Tenant, with respect to the safety, adequacy, correctness, efficiency or compliance with Laws of the design of the Alterations, the plans and specifications therefor, or any other matter regarding the Alterations. Tenant shall be responsible for any additional alterations and improvements required by Laws to be made to or in the Building or any other part of the Property as a result of any Alterations made by or for Tenant. 6.2 Ownership and Surrender of Alterations. Upon their installation, all Alterations, including, but not limited to, wall covering, paneling and built-in cabinetry, but excluding Trade Fixtures (as defined in Paragraph 6.5, below), shall become a part of the really and belong to Landlord and shall be surrendered with the Property; provided, however, that Landlord reserves the right to require Tenant to remove from the Property, at Tenant's expense, upon the expiration or earlier termination of the Lease, any Alterations installed by Tenant. If Tenant so requests in writing at the time Tenant submits its plans and specifications for the Alterations to Landlord for Landlord's approval. Landlord shall notify Tenant at that time whether Tenant will be required to remove all or any portion of the Alterations from the Property upon the expiration or earlier termination of the Lease. • 15 WES_n225501828.8

6.3 Liens. Tenant shall pay when due all claims for labor, materials and services furnished by or at the request of Tenant or Tenant's Representatives. Tenant shall keep the Property free from all liens, security interests (with the exception of security instruments on equipment leased by Tenant) and encumbrances (including, without limitation, all mechanic's liens and stop notices) created as a result of or arising in connection with any Alterations or any other labor, services or materials provided for or at the request of Tenant or Tenant's Representatives, or any other act or omission of Tenant or Tenant's Representatives, or persons claiming through or under them (such liens, security interests and encumbrances singularly and collectively are herein called "Liens"). Tenant shall not use materials in connection with the Alterations that are subject to any Liens. Tenant shall indemnify Landlord against, and hold Landlord harmless from: (a) all Liens; (b) the removal of all Liens and any actions or proceedings related thereto; and (c) all claims in connection with the foregoing. If Tenant fails to keep the Property free from Liens, then, in addition to any other rights and remedies available to Landlord, Landlord may take any action necessary to discharge such Liens, including payment to the claimant on whose behalf the Lien was filed. Any sums expended by Landlord (plus Landlord's administrative costs) in connection with any such action shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Paragraph 17.2). Neither Landlord's curative action nor the reimbursement of Landlord by Tenant shall cure Tenant's default in failing to keep the Property free from Liens. 6.4 Additional Requirements. Tenant shall obtain all necessary permits and certificates for the commencement and performance of Alterations and for final approval thereof upon completion, and shall cause the Alterations to be performed in compliance therewith and with all applicable Laws and insurance requirements, and in a good, first-class and workmanlike manner. Tenant, at its expense, shall diligently cause the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or materials done for or supplied to Tenant or Tenant's Representatives, or by any person claiming through or under Tenant or Tenant's Representatives. Alterations shall be performed so as not to cause labor disharmony or to delay or impose any additional expense on Landlord in the maintenance, repair or operation of the Property. Throughout the performance of the Alterations, Tenant, at its expense, shall carry, or cause to be carried, in addition to the insurance described in Paragraph 11, Workers' Compensation insurance in statutory limits and such other insurance as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect at or before the commencement of the Alterations and, upon request, at reasonable intervals thereafter until completion of the Alterations. Upon completion of any Alterations, Tenant shall deliver to Landlord, at no expense to Landlord, a complete set of as-built plans for the Alterations. 6.5 Trade Fixtures. Subject to the provisions of Paragraph 5 and the foregoing provisions of this Paragraph, Tenant may install, maintain, remove and replace furnishings, equipment, movable partitions, business equipment and other trade fixtures ("Trade Fixtures") in the Building, provided that the Trade Fixtures do not become an integral part of the Building. Tenant shall promptly repair any damage to the Building caused by any installation or removal of such Trade Fixtures. Tenant agrees and acknowledges that the Tenant Improvements do not constitute Tenant's "Trade Fixtures." 16 WEST\225501828.8

7. MAINTENANCE AND REPAIRS. 7.1 Tenant's Obligations. As of the Premises Delivery Date, the portion of the Premises consisting of Landlord's Work shall be in good working condition and in compliance with the Work Letter, and Landlord hereby warrants the same during the Warranty Period and shall repair or replace, as necessary, any such components of the Premises which are not in good working condition to the extent Tenant provides written notice thereof to Landlord within the Warranty Period. Except as expressly set forth in this Paragraph 7.1 and Paragraph 1.2 and Paragraph 5.1, above, the Premises shall be delivered to, and accepted by. Tenant in its "as is" condition with "all faults," and, excepting any defective components (or noncompliance with Laws) of the Premises noted by Tenant in writing during the Warranty Period, Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises, the remainder of the Property or any part thereof either prior to or during the Term, except as expressly set forth in Paragraph 7.2, below. By taking possession of the Premises Tenant agrees that the Premises (and the Property) are suitable for Tenant's purposes and in good and tenantable condition. During the Term, Tenant, at Tenant's expense, but under the direction of Landlord if Landlord so elects, shall clean, keep and maintain in good order, condition and repair (and replace, if necessary) every part of the Premises and the remainder of the Property which is not part of Landlord's obligation pursuant to Paragraph 7.2 of this Lease, said obligation of Tenant to include (but not be limited to) all Building Systems (including the Building's HVAC systems and all components thereof (including all machinery, equipment, wires, conduits and lines), the interior of all walls, all floors and floor coverings, ceilings (ceiling tiles and grid), the Tenant Improvements, any Alterations installed by Tenant, fire extinguishers, outlets and fixtures, any appliances (including dishwashers, hot water heaters Mid garbage disposals), and all windows, doors, entrances, and plate glass. Tenant shall maintain an HVAC maintenance contract with a reputable HVAC contractor approved by Landlord in Landlord's reasonable discretion and shall provide Landlord copies of reports received by Tenant firom the HVAC contractor regarding the maintenance and repair of the HVAC system, and permit Landlord to call the HVAC contractor directly in the event of an emergency. Tenant acknowledges and agrees that it has inspected, or immediately after taking possession of the Premises will inspect, the Property (including the Premises) and that Tenant is not relying on any representations or warranties made by Landlord regarding the Premises or any other part of the Property, except as may be expressly set forth in this Lease. 7.2 Landlord's Obligations. Subject to Paragraphs 7.1,12 aid 13, Landlord shall maintain or cause to be maintained in good order, condition and repair, the Common Areas of the Property (including the parking area and the landscaping on the Property), the structural components of the Building (which structural components include only the foundation and the structural components of all exterior walls and the Building's roof system), the Building's exterior walls, and the Building's roof (including the roof membrane). Any costs incurred by Landlord pursuant to this provision shall be Operating Costs (to the extent properly included therein) and nothing contained herein shall be construed to negate or limit Tenant's obligation to pay Tenant's Share of such costs. Landlord shall be under no obligation to inspect the Property, including the Building; and Tenant shall promptly report in writing to Landlord any condition known to Tenant which Landlord is required to repair. As a material part of the consideration for this Lease, Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Sections 1932(1), 1941 and 1942, that allows a tenant to 17 WEST\225501828.8 make repairs at its landlord's expense. Notwithstanding anything to the contrary in this Lease, Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements (a) necessitated by the acts or omissions of Landlord, or its respective agents, employees or contractors, (b) for which Landlord has a right of reimbursement from others or (c) which could be treated as a "capital expenditure" under generally accepted accounting principles and cost in excess of $75,000 per occurrence. Notwithstanding the foregoing, Tenant shall pay for its share of the repairs described in subsections (a) and (c) to the extent such costs are properly included in Operating Costs. 8. TENANT'S TAXES. "Tenant's Taxes" shall mean (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant's personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Property, (b) all rental, excise, sales or transaction privilege taxes arising out of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources) imposed by any taxing authority upon Landlord or upon Landlord's receipt of, or right to receive, any rent payable by Tenant pursuant to the terms of this Lease ("Rental Tax"), and (c) any increase in Taxes attributable to inclusion of a value placed on Tenant's personal property, Trade Fixtures or Alterations. Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as Monthly Base Rent is payable under this Lease, and shall pay all other Tenant's Taxes before delinquency (and, at Landlord's request, shall furnish Landlord satisfactory evidence thereof). If Landlord pays Tenant's Taxes or any portion thereof, Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord's payment to the date of Tenant's reimbursement. 9. UTILITIES AND SERVICES. 9.1 Responsibility for Utilities and Services. Tenant shall be responsible for and shall pay promptly all costs and other charges (including initial and subsequent deposits, if any) for water, gas, electricity, telephone, refuse pickup, sewer, janitorial service, and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Property during the Term, together with any taxes thereon. Tenant is hereby permitted to have access to the Premises twenty-four hours a day, seven days a week. 9.2 Interruption of Services. In the event of an interruption in or failure or inability to provide any services or utilities to the Premises or Building for any reason (a "Service Failure"), such Service Failure shall not, except as set forth below, impose upon Landlord any liability whatsoever, constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant's obligations under this Lease. Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Section 1932(1), permitting the termination of this Lease due to such interruption, failure or inability. Notwithstanding anything to the contrary herein, if Tenant is prevented from using for the conduct of its business, and does not use for the conduct of its business, the Premises for ten (10) consecutive business days as a result of (i) of a Service Failure resulting from the actions of Landlord and not caused by the negligence or willful misconduct or Tenant, or its agents, employees, invitees, or otherwise due to the occurrence of a casualty or condemnation, (ii) interference by Landlord to Tenant's access 18 WEST\225501828,8 to the Premises not caused by the negligence or willful misconduct of Tenant, its agents, employees or invitees or otherwise due to the occurrence of a casualty or condemnation or (iii) the presence of Hazardous Materials in, on or around the Building or the Premises which were not caused or introduced as a result of Tenant Handling and which Hazardous Materials pose an imminent material and significant health risk to occupants of the Premises as determined by an industrial hygienist or other comparable public health professional, then in any of the foregoing cases Tenant shall be entitled to an equitable abatement of rent to the extent of the interference with Tenant's use of the Premises occasioned thereby. 10. EXCULPATION AND INDEMNIFICATION. 10.1 Tenant's Indemnification of Landlord. Tenant shall indemnify, protect, defend and hold harmless Landlord and its constituent partners or members and its or their partners, members, directors, officers, shareholders, employees and agents against and from any claims, demands, actions, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees (collectively, "Claims"), arising out of or resulting from (a) the acts of Tenant or Tenant's Representatives or Visitors in or about the Premises or any other part of the Property, (b) any construction or other work undertaken by Tenant on the Premises or any other part of the Property (including any design defects), or (c) any breach or default under this Lease by Tenant, excepting only Claims to the extent they are caused by the willful misconduct or gross negligence of Landlord or its authorized representatives. Notwithstanding the foregoing, Landlord shall not be released or indemnified from, and shall indemnify, defend, protect and hold harmless Tenant from, all losses, damages, liabilities, claims, attorneys' fees, costs and expenses arising from the negligence or willful misconduct of Landlord or its agents, contractors, licensees or invitees in or about the Premises or the Property or a breach or default under this Lease by Landlord of Landlord's obligations or representations under this Lease. 10.2 Damage to Tenant and Tenant's Property. Except as expressly provided in Section 10.1, Landlord shall not be liable to Tenant for any loss, injury or other damage to Tenant, Tenant's Representatives, Tenant's Visitors or to Tenant's, Tenant's Representatives' or Tenant's Visitors' property in or about the Property or any part thereof from any cause (including defects in the Property or in any equipment in the Property; fire, explosion or other casualty; or bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Property). Except as expressly provided in Section 10.1, Tenant hereby waives all claims against Landlord for any such loss, injury or damage and the cost Mid expense of defending against claims relating thereto, other than any loss, injury or damage caused by Landlord's gross negligence or willful misconduct. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant. 10.3 Survival. The rights and obligations of the parties under this Paragraph 10 shall survive the expiration or earlier termination of this Lease. 19 WEST\225501828.8

11. INSURANCE. 11.1 Tenant's Insurance. (a) Liability Insurance. Tenant shall maintain in full force throughout the Term, commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Two Million Dollars ($2,000,000,00) each occurrence for bodily injmy and property damage combined. Five Million Dollars ($5,000,000.00) annual general aggregate, and Two Million Dollars ($2,000,000.00) products and completed operations per occurrence. Tenant's liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant's use or occupancy of the Premises and the other portions of the Property; and (v) extend coverage to cover liability for the actions of Tenant's Representatives and Visitors. Each policy of liability insurance required by this Paragraph shall: (A) contain a cross liability endorsement or separation of insureds clause; (B) provide that any waiver of subrogation rights or release prior to a loss does not void coverage; (C) provide that it is primary to and not contributing with, any policy of insurance carried by Landlord covering the same loss; (D) provide that any failure to comply with the reporting provisions shall not affect coverage provided to Landlord, its partners, property managers and Mortgagees; and (E) name Landlord, its partners, any property manager of the Property, and such other parties in interest as Landlord may from time to time reasonably designate to Tenant in writing, as additional insureds. Such additional insureds shall be provided at least the same extent of coverage as is provided to Tenant under such policies. All endorsements effecting such additional insured status shall be at least as broad as additional insured endorsement form number CG 20 11 11 85 promulgated by the Insurance Services Office. The insurance requirements set forth herein are independent of Tenant's indemnification and other obligations under this Lease and shall not be construed to restrict, limit or modify such indemnification or other obligations of Tenant under the Lease. (b) Property Insurance. Tenant shall at all times maintain in effect with respect to any Alterations and Tenant's Trade Fixtures and other personal property, commercial property insurance providing coverage, on an "all risk" or "special form" basis ((with rental loss insurance coverage for a period of one year), in an amount equal to at least 90% of the full replacement cost of the covered property. Tenant may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy. During the Term, the proceeds from any such policies of insurance may be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured. Landlord will have no obligation to carry insurance on any Alterations or on Tenant's Trade Fixtures or personal property. (c) Requirements For All Policies. Each policy of insurance required under this Paragraph 11.1 shall: (i) be in a form, and written by an insurer, reasonably acceptable to 20 WEST\22S501828.8

Landlord, (ii) be maintained at Tenant's sole cost and expense, and (iii) provide that Tenant shall endeavor to provide thirty (30) days' written notice to Landlord prior to any cancellation, non-renewal or modification of insurance coverage. Insurance companies issuing such pohcies shall have rating classifications of "A" or better and financial size category ratings of "IX" or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be admitted carriers licensed to do business in the state where the Property is located. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Paragraph, including any endorsement effecting the additional insured status, is in full force and effect and that premiums therefor have been paid. (d) Updating Coverage. No limitation of Tenant's Liability. Any limits set forth in this Lease on the amount or type of coverage required by Tenant's insurance shall not limit the liability of Tenant under this Lease. (e) Certificates of Insurance. Prior to occupancy of the Premises by Tenant, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Paragraph is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form. Not less than five (5) days after the expiration of any policy of insurance required to be carried by Tenant hereunder, Tenant shall provide a copy of a binder for the renewal of such insurance (or for a replacement policy), and within five (5) business days after such expiration date Tenant shall furnish to Landlord a certificate of insurance reflecting that the renewed insurance (or any replacement policy) required by this Paragraph is in force,.Notwithstanding the requirements of this paragraph, Tenant shall at Landlord's request provide to Landlord a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits. 11.2 Landlord's Insurance. During the Term, Landlord shall maintain in effect insurance on the Building (including the Tenant Improvements) with responsible insurers, on an "all risk" or "special form" basis, insuring the Building in an amount equal to the replacement cost thereof, excluding land. Landlord may, but shall not be obligated to, cany insurance against additional perils and/or in greater amounts. 11.3 Mutual Waiver of Right of Recovery & Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant each hereby waive any right of recovery against each other and the partners, members, shareholders, officers, directors and authorized representatives of each other for any loss or damage that is covered by any policy of property insurance maintained or required to be maintained under this Lease by either party with respect to the Premises or the Property or any operation therein, regardless of cause, including negligence of the party benefiting from the waiver, to the extent of the loss or damage covered thereby. If any such policy of insurance relating to this Lease or to the Premises or the Property does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy. All of Landlord's and Tenant's repair and indemnity obligations under this Lease shall be subject to the wavier contained in this paragraph. 21 WEST\225501828.8

12. DAMAGE OR DESTRUCTION. 12.1 Landlord's Duty to Repair. (a) If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage from fire or other casualty then, unless either party is entitled to and elects to terminate this Lease pursuant to Paragraphs 12.2 and 12.3, Landlord shall diligently proceed to repair and restore the Premises to substantially their former condition to the extent permitted by then applicable Laws; provided, however, in no event shall Landlord have any obligation for repair or restoration for any of Tenant's personal property, Trade Fixtures or Alterations. (b) If Landlord is required or elects to repair damage to the Premises, this Lease shall continue in effect, but Tenant's Monthly Base Rent shall be equitably abated based upon the extent to which Tenant's use of the Premises is diminished from the date of the casualty until substantial completion of Landlord's repair of the affected portion of the Premises as required under this Lease. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty or by reason of any repairs to any part of the Property necessitated by such casualty. 12.2 Landlord's Right to TermiTiate. Landlord may elect to terminate this Lease following damage by fire or other casualty under the following circumstances: (a) If in Landlord's reasonable judgment the Premises cannot be substantially repaired and restored under applicable Laws within one (1) year from the date of the casualty; (b) If adequate insurance proceeds are not for any reason, including the casualty not being a casualty for which Landlord is required to maintain insurance pursuant to Paragraph 11.2 or a decision made by any Mortgagee (as defined in Paragraph 21.2), made available to Landlord from Landlord's insurance policies (and/or from Landlord's funds made available for such purpose, in Landlord's sole and absolute discretion) to cover the entire cost of the required repairs; provided, however, that Landlord shall not have the right to terminate this Lease pursuant to this subparagraph (b) if either (x) the shortfall in insurance proceeds is less than five percent (5%) of the replacement cost of the Building or (y) Tenant elects to fund any shortfall in insurance proceeds greater than or equal to ten percent (10%) of the replacement cost of the Building; or (c) If the fire or other casualty occurs during the last one (1) year of the Term. If any of the circumstances described in subparagraphs (a), (b), or (c) of this Paragraph 12.2 occur or arise, Landlord shall give Tenant notice within ninety (90) days after the date of the casualty, specifying whether Landlord elects to terminate this Lease as provided above and, if not, Landlord's estimate of the time required to complete Landlord's repair obligations under this Lease. If Landlord elects to terminate this Lease, the Lease shall terminate fifteen (15) days after the date Tenant receives notice of Landlord's election. 12.3 Tenant's Right to Terminate. If all or a substantial part of the Building is rendered untenantable or inaccessible by damage from fire or other casualty, and Landlord does 22 WEST\22550] 828.8 not elect to terminate this Lease as provided above, then Tenant may elect to terminate this Lease if either (x) Landlord's estimate of the time required to complete Landlord's repair obligations under this Lease is greater than two hundred seventy (270) days from the date of the casualty or (y) Landlord fails to complete such restoration within one (1) year, in which event Tenant can terminate this Lease by giving Landlord notice of Tenant's election to terminate. If Tenant elects to terminate this Leased the Lease shall terminate fifteen (15) days after the date Landlord receives notice of Tenant's election. 12.4 Waiver. Landlord and Tenant each hereby waive the provisions of California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction under any circumstances other thai as provided in Paragraphs 12.2 and 12.3. 13. CONDEMNATION. 13.1 Definitions. (a) "Award" shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation. (b) "Condemnation" shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power ("Condemnor"), whether by legal proceedings or otherwise. Or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending. (c) "Date of Condemnation" shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned. 13.2 Effect on Lease. (a) If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if more than twenty- five percent (25%) of the floor area or more than fifty percent (50%) of Tenant's parking spaces of the Premises is taken and the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant's continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation. (b) If forty percent (40%) or more of the parcel of laid on which the Building is situated is taken by Condemnation, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation. 23 WEST\225501828.8

13.3 Restoration. If this Lease is not terminated as provided in Paragraph 13.2, Landlord, without being required to spend more than it collects as an award, shall, subject to the provisions of any mortgage, diligently proceed to repair and restore the Premises and/or the Property not so taken to substantially their former condition (to the extent permitted by then applicable Laws). In no event shall Landlord have any obligation to repair or replace any of Tenant's personal property, Trade Fixtures, or Alterations. 13.4 Abatement and Reduction of Rent. If any portion of the Premises is taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Monthly Base Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Monthly Base Rent payable under this Lease shall be abated with regard to any portion of the Premises that Tenant is prevented from occupying during the period of such repair or restoration. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant's business or property arising from Condemnation or by reason of any repairs to any part of the Property necessitated by Condemnation. 13.5 Awards. Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to prosecute a separate claim for a separately designated Award for relocation expenses, loss of goodwill, the interruption of or damage to Tenant's business, the unamortized value of any improvements to the Premises made at Tenant's expense and compensation for Tenant's personal property or Trade Fixtures provided any such award is in addition to, and does not result in a reduction of, the award made to Landlord. 13.6 Waiver. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Property. 14. ASSIGNMENT AND SUBLETTING. 14.1 Landlord's Consent Required. Tenant shall not assign this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant's interest under this Lease (each and all a "Transfer"), without the prior written consent of Landlord, which consent (subject to the other provisions of this Paragraph 14) shall not be unreasonably withheld. Notwithstanding anything to the contrary in this Paragraph 14.1, Tenant shall have the right to Transfer this Lease without first obtaining Landlord's consent (each, a "Permitted Transfer") if such Transfer is the result of a merger or consolidation with Tenant or a sale of all or substantially all of Tenant's assets or is to an entity controlling, controlled by or under common control with Tenant (each, an "Affiliate"), provided that (1) no Event of Default is then occurring under this Lease, and (2) Tenant shall give Landlord no less than ten (10) days prior written notice of any such transaction, •which notice shall include financial information 24 WEST\225501828.8 reasonably requested by Landlord (unless such notice is prohibited by confidentiality requirements in the underlying Permitted Transfer, in which event Tenant shall provide such notice within three (3) days after the Transfer), Notwithstanding any provision in this Lease to the contrary. Tenant shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or all or any part of Tenant's interest under this Lease. Notwithstanding anything to the contrary herein, a sale, transfer, issuance or other encumbrance of Tenant's capital stock shall not be deemed an assignment, subletting or any other Transfer of this Lease or the Premises, and Paragraphs 14,2, 14.3, 14.5, 14,6 and 14,7 herein shall not apply to any Permitted Transfer. 14,2 Reasonable Consent. (a) Prior to any proposed Transfer, Tenant shall submit in writing to Landlord, not less than thirty (30) days prior to the proposed effective date of the Transfer, (i) the name and legal composition of the proposed assignee, subtenant, user or other transferee (each a "Proposed Transferee"); (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, income statements for the last two years (or, if the Proposed Transferee has been in business for less than two years, for such lesser period of time as the Proposed Transferee has been in business) and such other reasonable financial and other information concerning the Proposed Transferee as Landlord may request; and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer, Within fifteen (15) Business Days after Landlord receives all such information it shall notify Tenant whether it approves or disapproves such Transfer or if it elects to proceed under Paragraph 14.7. (b) Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the Proposed Transferee does not intend itself to occupy the entire portion of the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the Proposed Transferee's business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the Proposed Transferee at the Premises, (ii) the Proposed Transferee intends to use the Premises assigned or sublet for purposes other than the permitted use set forth in Paragraph 5.1, (iii) the Proposed Transferee is a governmental agency, (iv) at the time Tenant requests Landlord's consent Tenant is in default under this Lease beyond any applicable notice or cure period, or (v) Landlord determines that the proposed Transfer would have the effect of decreasing the value of the Building or increasing the expenses payable by Landlord for maintaining and repairing the portions of the Property Landlord maintains and repairs under this Lease at Landlord's expense. 14.3 Excess Consideration. If Landlord consents to the Transfer, Tenant shall pay to Landlord as additional rent, as and when received by Tenant, fifty percent (50%) of any Bonus Rent (as hereinafter defined) paid by or on behalf of any transferee (the "Transferee") for or in connection with the Transfer. The term "Bonus Rent," as used herein, means any and all rent and other consideration, whether denominated rent or otherwise attributable to the Transfer, and paid by or on behalf of the Transferee under the terms of the Transfer or any collateral agreement in excess of the Monthly Base Rent and Additional Rent payable hereunder, less the reasonable cost of any improvements paid for by Tenant or installed by the Tenant, at its expense, in the Premises pursuant to the Transfer for the specific subtenant or assignee (and approved by Landlord) and the unamortized costs of the Tenant Improvements and reasonable leasing 25 WEST\225501828.8 commissions and attorneys' fees actually paid by the Tenant in connection with the Transfer, without deduction for canying costs due to vacancy or otherwise. At Landlord's option, upon written notice to the Transferee, Landlord may require the Transferee to pay all or any portion of Landlord's share of the Bonus Rent directly to Landlord; provided, however, that Landlord's acceptance or collection of Landlord's Share of the Bonus Rent will not be deemed to be a consent to any Transfer or a cure of any default under this Paragraph 14 or any other provisions of this Lease. In the case of a sublease, the Bonus Rent shall be determined by comparing the rent and/or other consideration paid under the sublease to the portion of the Monthly Base Rent and Additional Rent allocable to the subleased portion of the Premises (and the portion of the Monthly Base Rent and Additional Rent allocable to the subleased portion of the Premises shall be determined by multiplying the Monthly Base Rent and Additional Rent by a fraction, the numerator of which is the rentable square footage of the subleased portion of the Premises and the denominator of which is the rentable square footage of the Premises). 14,4 No Release of Tenant. No Transfer, including, without limitation, a Permitted Transfer, shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether accruing before or after such Transfer or Permitted Transfer, as the case may be. The consent by Landlord to any Transfer shall not relieve Tenant or my Transferee from the obligation to obtain Landlord's express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. 14.5 Expenses and Attomevs' Fees. Tenant shall pay to Landlord on demand all reasonable costs and expenses (including reasonable attorneys' fees), not to exceed $5,500, incurred by Landlord in connection with reviewing any proposed Transfer (including any request for consent to, or any waiver of, Landlord's rights in connection with, any security interest in any of Tenant's property at the Premises. 14.6 Effectiveness of Transfer. Prior to the date on which any Transfer becomes effective. Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord's standard form of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from any liability. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases. 14.7 Landlord's Right to Space. Notwithstanding any of the provisions of this Paragraph 14 to the contrary, if Tenant notifies Landlord that it desires to enter into a Transfer which is either an assignment of this Lease or a sublease of all or substantially all of the square footage of the Premises for all or substantially all of the remaining term of this Lease, Landlord may elect to terminate this Lease. In such event, this Lease will terminate on the date the Transfer was proposed to be effective. Landlord may lease any space as to which the Lease is 26 WEST\225501828.8 tenninated as provided herein to any party on such terms as Landlord, in its discretion, determines, including the Proposed Transferee identified by Tenant. 14.8 Assignment of Sublease Rents. Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord's application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant's obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to the occurrence of any Event of Default by Tenant a revocable license to collect such rents, which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon, but only until Tenant completes the cure of, any Event of Default (it being agreed that upon completion of such cure the license shall be reinstated on, and subject to, the provisions of this Paragraph 14,8). 14.9 Additional Requirements. Any Transfer shall be null and void unless it complies with this Lease and: (i) in the case of an assignment, provides that the assignee assumes all of Tenant's obligations under this Lease and agrees to be bound by all of the terms of this Lease; and (ii) in the case of a sublease, provides that (a) it is subject and subordinate to this Lease, (b) if there is any conflict or inconsistency between the sublease and this Lease, this Lease will prevail, (c) Landlord may enforce all the provisions of the sublease, including the collection of rent, (d) the sublease may not be modified without Landlord's prior written consent and that any modification without such consent shall be null and void, (e) if this Lease is terminated or Landlord reenters or repossesses the Premises, Landlord may, at its option, take over all of Tenant's right, title and interest as sublessor and, at Landlord's option, the subtenant shall attorn to Landlord, but Landlord shall not be (x) liable for any previous act or omission of Tenant under the sublease, (y) subject to any existing defense or offset against Tenant, or (z) bound by any previous modification of the sublease made without Landlord's prior written consent or by any prepayment of more than one (1) month's rent. The provisions of this Section shall not apply to Permitted Transfers (other than Transfers to Affiliates). 15. DEFAULT AND REMEDIES. 15.1 Events of Default. The occurrence of any of the following shall constitute an "Event of Default" by Tenant: (a) Tenant fails to make any payment of rent (including, without limitation. Monthly Base Rent and Additional Rent) within five (5) days after Tenant's receipt of written notice that such payment is past due. (b) Tenant abandons the Premises for more than thirty (30) days. (c) Tenant fails timely to deliver any subordination document, estoppel certificate or financial statement requested by Landlord within the applicable time period specified in Paragraphs 21 and 22. (d) Tenant violates the restrictions on Transfer set forth in Paragraph 14, provided such violation continues more than ten (10) days after notice thereof from Landlord. 27 WEST\225501828.8

(e) Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights; all or substantially all of Tenant's assets are subject to judicial seizure or attachment and are not released within 30 days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets. (f) Tenant fails, within sixty (60) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights, to have such proceedings dismissed, or Tenant fails, within thirty (30) days after an appointment, without Tenant's consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets, to have such appointment vacated. (g) Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within thirty (30) days after notice to Tenant or, if such failure cannot reasonably be cured within such thirty (30)-day period. Tenant fails within such thirty (30)-day period to commence, and thereafter to diligently proceed with all actions necessary to cure such failure as soon as reasonably possible and in all events within one hundred twenty (120) days of such notice. (h) Tenant fails to perform its obligations under Paragraph 4 of this Lease with regard to delivering or replenishing the Security Deposit. 15.2 Remedies. Upon the occurrence ofan Event ofDefault, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law: (a) Landlord may terminate this Lease and Tenant's right to possession of the Premises at any time by written notice to Tenant. Tenant acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including reentry into the Premises, efforts to relet the Premises, storage of Tenant's personal property and Trade Fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Paragraph, shall constitute an acceptance of Tenant's surrender of the Premises or constitute a termination of this Lease or of Tenant's right to possession of the Premises. Upon such termination in writing of this Lease and of Tenant's right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover the following damages from Tenant: (i) the worth at the time of the award of the unpaid Monthly Base Rent and Additional Rent which had been earned or was payable at the time of termination; (ii) the worth at the time of the award of the amount by which the unpaid Monthly Base Rent and Additional Rent which would have been earned or payable after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Monthly Base Rent aid Additional Rent which would have been paid for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all 28 WEST\225501828.8 detriment proximately caused by Tenant's failure to perfonn its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including (to the extent reasonably proportionate to the remaining Term of this Lease) any reasonable costs or expenses incurred by Landlord in maintaining or preserving the Premises and the rest of the Property after such default, the cost of recovering possession of the Premises, reasonable expenses of reletting, including necessary renovation or alteration of the Premises, Landlord's reasonable attorneys' fees and costs incurred in connection therewith, and any real estate commissions paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the Interest Rate (as defined in Paragraph 17.2). As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). (b) Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). (c) Landlord may, but shall not be obligated to, cure the Event of Default at Tenant's expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant. (d) If this Lease has been terminated and Tenant fails to surrender the Premises in the required condition within thirty (30) days after such termination. Landlord may remove all of Tenant's property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. Any proceeds realized by Landlord on the disposal of any such property in accordance with law shall be applied first to offset all expenses of storage and sale, then credited against Tenant's outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant. 16. NOTICE REQUIREMENTS. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by Paragraph 23 shall replace and satisfy statutory service-of-notice procedures, including those required by Code of Civil Procedure Section 1162 or any similar or successor statute. 17. LATE CHARGE AND INTEREST. 17.1 Late Charge. Tenant acknowledges that late payment of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. These costs include processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground leases and/or mortgages. 29 WEST\225501828.8

Accordingly, if any payment of rent is not received by Landlord within five (5) days after the date such payment is due, Tenant shall pay to Landlord on demand as a late charge an additional amount equal to five percent (5%) of the overdue payment. A late charge shall not be imposed more than once on any particular installment not paid when due, but imposition of a late charge on any payment not made when due does not eliminate or supersede late charges imposed on other (prior) payments not made when due or preclude imposition of a late charge on other installments or payments not made when due. Tenant agrees that the late charge imposed by this provision is a fair and reasonable estimate of the costs Landlord will incur by reason of the late payment by Tenant, and that the imposition of such late charge is in addition to and not in lieu of Landlord's right to charge interest on unpaid amounts as provided in Paragraph 16.2, below. Notwithstanding the foregoing, before assessing a late charge the first time in any twelve (12) month period, Landlord shall provide Tenant written notice of the delinquency, and shall waive such late charge if Tenant pays such delinquent amount within five (5) days thereafter. 17.2 Interest. In addition to the late charges referred to above, which are intended to defray Landlord's costs resulting from late payments, any payment from Tenant to Landlord not paid when due shall at Landlord's option bear interest from the date due until paid to Landlord by Tenant at the rate of ten percent (10%) per annum or the maximum rate that Landlord may charge to Tenant under applicable Laws, whichever is less (the "Interest Rate"). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant's default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease. 18. WAIVER. No provisions of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon my default by Tenant shall impair such right or remedy or be construed as a waiver. Landlord's acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant's recurrent failure to timely pay rent) other than Tenant's nonpayment of the accepted sums, and no endorsement or statement on any check or payment or in any letter or document accompanying any check or payment shall be deemed an accord and satisfaction. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant requiring Landlord's consent or approval. 19. ENTRY, INSPECTION AND CLOSURE. Upon one (1) business day oral or written notice to Tenant (and without notice in emergencies). Landlord and its authorized representatives may enter the Property and any portion thereof at all reasonable times to: (a) determine whether the Property is in good condition, (b) determine whether Tenant is complying with its obligations under this Lease, (c) perform any maintenance or repair of the Building or any other portion of the Property that Landlord has the right or obligation to perform, (d) serve, post or keep posted any notices required or allowed under the provisions of this Lease, (e) show the Property, including the Premises, to prospective brokers, agents, buyers, transferees, Mortgagees or within the final twelve (12) months of the Term, prospective tenants, or (f) do any other act or thing necessary for the safety or preservation of the Premises or any other portion of the Property. 30 WEST\225501828.8

When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Building without liability to Tenant by reason of such closure, provided that Landlord shall use reasonable efforts to ensure that such closure occurs not longer than is reasonably necessary. Landlord shall conduct its activities under this Paragraph in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord, and shall comply with Tenant's reasonable security measures. In no event shall Tenant be entitled to an abatement of rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord's entry in the Premises or any other portion of the Property in accordance with this Paragraph, provided that such loss or damage in not the result of Landlord's willful misconduct or gross negligence. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant's obligations under this Lease. 20. SURRENDER AND HOLDING OVER. 20.1 Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean and in their condition as of the date on which the Tenant Improvements are completed, except for normal wear and tear. Hazardous Materials (other than those Handled by Tenant), damage from casualty or condemnation and alterations made by Lessee with Lessor's prior written consent which Lessee is not required to remove as a condition to Lessor's approval of such alterations or improvements and damage due to Landlord's failure to perform its maintenance and repair obligations. "Normal wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease or any holes on the walls that have not been patched, sanded and painted, as needed, to match the original texture of the walls. In addition, prior to the expiration or earlier termination of this Lease Tenant shall; (a) remove from the Property all Tenant's personal property and Trade Fixtures; (b) remove all Alterations that Landlord has elected to require Tenant to remove pursuant to Paragraph 6 herein; and (c) Tenant shall repair any damage and perform any restoration work caused by removal of any of the foregoing items. In no event shall Tenant be required to remove the Tenant Improvements. If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain and store all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after notice from Landlord. Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord's removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease, Tenant shall surrender all keys to the Premises and any part thereof and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. Tenant's obligations under this Paragraph shall survive the expiration or earlier termination of this Lease. 31 WESTV225501828.8

Normal wear and tear, for purposes of this provision, shall be construed to mean wear and tear caused to the Premises by the natural aging process that occurs in spite of prudent application of good standards for maintenance, repair and janitorial practices. It is not intended, nor shall it be construed to include items of neglected or deferred maintenance which would have or should have been attended to during the Term of the Lease if good standards had been applied to properly maintain and keep the Premises at all times in good condition and repair. 20.2 Holding Over. If Tenant (directly or through any Transferee or other successor- in-interest of Tenant) remains in possession of the Premises and/or fails to satisfy its surrender obligations under Paragraph 20.1, above, after the expiration or earlier termination of this Lease, Tenant's continued possession shall be on the basis of a tenancy at the sufferance of Landlord. In such event, Tenant shall continue to comply with and perform all the terms and obligations of Tenant under this Lease, except that the Monthly Base Rent during Tenant's holding over shall be one hundred fifty percent (150%) of the Monthly Base Rent payable in the last full month prior to the expiration or termination hereof. Acceptance by Landlord of rent after such expiration or termination shall not constitute a renewal of this Lease; and nothing contained in this provision shall be deemed to waive Landlord's right of reentry or any other right hereunder or at law. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims arising or resulting directly or indirectly from Tenant's failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises. 21. ENCUMBRANCES. 21.1 Subordination. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Property or any interest of Landlord therein which is now existing or hereafter executed or recorded ("Encumbrance"); provided, however, that such subordination shall only be effective as to Encumbrances created by Landlord after the Lease Date if the holder of the Encumbrance agrees that so long as this Lease is in full force and effect and there exists no Event of Default hereunder, the Lease shall not be terminated by reason of foreclosure, exercise of the statutory power of sale, or receipt of a deed in lieu of foreclosure in the case of any mortgage or deed of trust that constitutes the Encumbrance or termination in the case of any ground lease that constitutes the Encumbrance. Tenant shall execute and deliver to Landlord, within ten (10) days after written request therefor by Landlord and in a form reasonably requested by Landlord, any additional documents evidencing the subordination of this Lease with respect to any such Encumbrance, provided that, in any case where Tenant is entitled to the above-described nondisturbance agreement, either prior to or concurrently with the request Tenant is provided the required nondisturbance agreement by the holder of the Encumbrance. If the interest of Landlord in the Property is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance, provided the new owner requires Tenant to do so or Tenant is party to a nondisturbance agreement as herein described, Tenant shall attorn to the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease. Anything in this Paragraph 20.1 to the contrary notwithstanding, if a Mortgagee so elects in writing, this Lease shall be deemed superior 32 WEST\225501828.8 to the Encumbrance held by the Mortgagee, regardless of the date of recordation of the Encumbrance, and Tenant will execute an agreement confirming the Mortgagee's election on request. Notwithstanding the foregoing, within thirty (30) days following the Lease Date, Landlord shall obtain from existing lenders or ground lessors of the Premises, if any, a written agreement in form reasonably satisfactory to Tenant providing for recognition of Tenant's interests under this Lease in the event of a foreclosure of the lender's security interest or termination of the ground lease. 21.2 Mortgagee Protection. Tenant agrees to give any holder of any Encumbrance covering any part of the Property ("Mortgagee"), by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default not to exceed ninety (90) days, and this Lease shall not be terminated so long as such remedies are being diligently pursued; provided, however, that nothing contained in this Paragraph 21.2 shall be construed to impose any obligation on a Mortgagee to cure such default. 22. ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS. 22.1 Estoppel Certificates. Within ten (10) days after written request therefor. Tenant shall execute and deliver to Landlord, in a form provided by or satisfactory to Landlord, a certificate stating that this Lease is in full force and effect, describing any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the Term, the date on which the Term expires, the Monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit, letter of credit or prepaid rent, whether either party hereto is in default under the terms of the Lease, and whether Landlord has completed its construction obligations hereunder (if any). Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within ten (10) days after Landlord's second written request therefor, Tenant shall be liable to Landlord for any damages incurred by Landlord, including any profits or other benefits from any sale or financing of the Property or any interest therein which are lost or made unavailable as a result, directly or indirectly, of Tenant's failure or refusal to timely execute or deliver such estoppel certificate. 22.2 Financial Statements. Within ten (10) days after written request therefor, but not more than once a year, Tenant shall deliver to Landlord a copy of the financial statements (including at least a year end balance sheet and a statement of profit and loss) of Tenant (and of each guarantor, if any, of Tenant's obligations under this Lease) for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant's normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, aid such other financial information as may reasonably be requested by Landlord or required by any Mortgagee. The provisions of this Section shall not apply so long as Tenant is a publicly traded company. 33 WEST\22550182S.8

23. NOTICES. Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, dehvered by messenger or courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party's address for notices set forth in the Basic Lease Infomiation. Notices shall be deemed to have been given and be effective on the earlier of (a) receipt (or refusal of personal delivery), or (b) one (1) day after acceptance by an independent service for delivery, if sent by independent messenger or courier service, or (c) three (3) days after mailing if sent by mail in accordance with this Paragraph. Landlord may change its address for notices hereunder, effective fifteen (15) days after notice to Tenant complying with this Paragraph. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Paragraph. 24. ATTORNEYS' FEES. In the event of any dispute between Landlord and Tenant in any way related to this Lease, the non-prevailing party shall pay to the prevailing party all reasonable attorneys' fees and costs aid expenses of any type incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment. ITie "prevailing parly" shall be determined based upon an assessment of which party's major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party's major arguments or positions on major disputed issues. 25. QUIET POSSESSION. Subject to Tenant's full and timely performance of all of Tenant's obligations under this Lease and subject to the terms of this Lease, including Paragraph 21, Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord. 26. SIGNS, Subject to Tenant obtaining all necessary approvals from the City of Mountain View and subject to Landlord's review and approval of plans and specifications for any proposed signage (monument location to be mutually determined by Tenant and Landlord), which approval shall not be unreasonably withheld, Tenant shall have the exclusive right to install Tenant identification signage on the Property's monument sign, on the glass entry doors to the Building and on the exterior of the Building; provided, however, that, upon removal of such exterior Building signage. Tenant shall repair any damage to the fapade of the Building caused by such signage. Any and all letters/logos must be glued to the copper backgrounds on each side of the existing monument sign; there shall be no drilling into the sign. Tenant shall have no right to maintain any Tenant identification sign in any other location in, on or about the exterior of the Property or the Premises and shall not display or erect any other Tenant identification sign, display or other advertising material that is visible from the exterior of the Building. Any changes to the size, design, color or other physical aspects of Tenant's identification sign(s) and/or directional signs shall be subject to the Landlord's prior written approval, which shall not be unreasonably withheld, and any appropriate municipal or other governmental approvals. The cost of Tenant's sign(s) and their installation, maintenance and removal (including any necessary repairs to the Building or any other part of the Property caused by such removal) shall be Tenant's sole cost and expense (but shall be reimbursable from the Tenant Improvement Allowance). If Tenant fails to maintain its sign(s), or if Tenant fails to remove its sign(s) upon 34 WEST\225501828.8 the expiration or earlier termination of this Lease, Landlord may do so at Tenant's expense and all reasonable amounts expended by Landlord in doing so shall be immediately payable by Tenant to Landlord as Additional Rent. 27. COMMON AREAS. Tenant shall have the right during the Term of the Lease to the exclusive use of all areas and facilities within the boundaries of the Property that are outside of the Building, including the surface parking area, sidewalks, landscaped areas, pedestrian ways, driveways, service areas and delivery facilities, trash disposal facilities,, storage areas (if any), and common utility facilities (collectively, the "Common Areas"), subject to the Rules and Regulations and changes therein promulgated by Landlord from time to time governing the use of the Common Areas. The Common Areas, except for the sidewalks, are not open to the general public and Landlord reserves the right to control and prevent access to the Common Areas by any person whose presence, in Landlord's opinion, would be prejudicial to the safety, reputation and interests of the Property. 28. RULES AND REGULATIONS. Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as Exhibit B to the extent those rules and regulations are not in conflict with the terms of this Lease, as well as any reasonable modifications and/or additions thereto hereafter adopted by Landlord upon notice to Tenant thereof (collectively, the "Rules and Regulations"); provided, however, that no such additional or amended rules and regulations shall materially and adversely interfere with Tenant's business operations in the Building or on the Property. 29. LANDLORD'S LIABILITY. The term "Landlord," as used in this Lease, shall mean only the owner or owners of the Property at the time in question. In the event of any conveyance of title to the Property, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, the liability of Landlord arising out of or based upon its obligations under this Lease is limited solely to the amount of Landlord's interest in the Property as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord's constituent partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord's obligations or actions under or related to this Lease. 30. CONSENTS AND APPROVALS. The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord's interest in the Property, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof. 31. BROKERS. Landlord shall pay the fee or commission of Cornish & Carey ("Broker"), who is also the procuring broker and is serving as an agent for Tenant in this transaction in accordance with Landlord's separate written agreement with Broker. Landlord and Tenant each 35 WEST\225501828.8 warrant and represent to the other that in coimection with the negotiating and making of this Lease neither party nor anyone acting on each party's behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than Broker. Each party shall indemnify and hold the other harmless from any Claims asserted by any other person or entity for a fee, commission or other compensation based upon any dealings with or statements made by that party or its Representatives. 32. PARKING. Tenant shall have the exclusive right to use 3.3 surface parking spaces per 1000 rentable square feet contained in the Building at no charge to Tenant, such surface parking to be located on the Property, provided that all parking by Tenant, Tenant's Representatives and Tenant's Visitors shall be in compliance with all Rules and Regulations of Landlord, as such Rules and Regulations may be modified from time to time. Failure to observe the Rules and Regulations shall be an Event of Default. In addition, if Tenant, Tenant's Representatives or Tenant's Visitors violate the Rules and Regulations, Landlord shall have the right to remove any vehicles so violating the Rules and Regulations, at Tenant's expense, and Landlord shall not be liable for any damage incurred in connection with such removal. All responsibility for damage to vehicles or persons in or about the Property is assumed by the owner of the vehicle and/or its driver. Should parking charges or surcharges of any kind be imposed upon the parking use of the Property by a government agency, such charges shall be included in Operating Costs. 33. ENTIRE AGREEMENT. This Lease, including the Exhibits attached hereto, all of which Exhibits are incorporated into and made a part of this Lease by this reference thereto, constitutes the entire agreement between Landlord and Tenant with respect to the leasing of the Premises by Tenant, and supersedes all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. For clarification, the legal description, the Rules and Regulations and the Work Letter attached hereto as Exhibits A through C, respectively, are incoiporated into and made a part of this Lease. Neither Landlord nor Landlord's agents have made any representations or warranties whatsoever with respect to the Building, the Property or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. This Lease may be amended or modified only by a written instrument signed by Landlord and Tenant. 34. MISCELLANEOUS. 34.1 Submission of Lease. The submission of this Lease for examination does not constitute an option for or offer to lease the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant. 34.2 Successors and Assigns. Subject to Paragraphs 14 and 28, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. 34.3 Severability. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable. 36 WEST\225501828.8 invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. 34.4 Gnveminp T,aw. This Lease shall be governed by and construed and interpreted in accordance with the laws (excluding conflicts of laws principles) of the State of California. 34.5 Interpretation. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party, even if such party drafted the provision in question. When required by the context of this Lease, the singular includes the plural. Wherever the terms "including" or "includes" are used in this Lease, they shall mean "including, but not limited to" the matter or matters thereafter enumerated. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. In any provision of this Lease relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's Representatives Tenant's Visitors. 34.6 Joint and Several Liability. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several. 34,7 Recordation. Neither Landlord nor Tenant shall record this Lease or a memorandum thereof. 34.8 Waiver of Jury Trial. Landlord and Tenant waive their respective rights to trial by jury in any cause of action, claim, counterclaim or cross-complaint in any action or proceeding brought by either Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this Lease, including the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, any claim for injury or damage, and the enforcement of any remedy under any Laws now or hereinafter in effect. 34.9 Counterparts. This Lease may be executed in multiple counterparts, each of which shall constitute an original and all of which together shall constitute one agreement. 35. TIME. Time is of the essence for the performance of each and every obligation to be performed by Tenant under this Lease. 36. AUTHORITY. If Tenant is a corporation, partnership, limited liability company or other form of business entity, Tenant warrants and represents to Landlord that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Upon request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing representations. 37. OPTION TO EXTEND LEASE . Provided Tenant (i) is not in default beyond any applicable notice or cure period when Tenant exercises its option or at the effective date of any such option period, and (ii) is not subletting more than fifty percent (50%) of the Premises or assigned this Lease (except to a Permitted Transferee), Tenant shall have one (1) option to extend the term of this Lease for a period of Sixty (60) months (the "Option Period") at a rate 37 WEST'225501828.8 equal to one hundred percent (100%) of the Fair Market Rental Value (defined below) of the Premises; provided, however, that in no event shall such rental be less than the Monthly Base Rent in effect immediately before the expiration of the initial Term. Such option shall be exercised by giving notice of exercise of the option ("Option Notice") to Landlord at least six (6) months before the expiration of the initial Term, with time being of the essence in Tenant's delivery of the Option Notice. All other terms of the Lease shall remain unchanged, and upon commencement of the Option Period, such period shall be included within the Term of this Lease. 37.1 Fair Market Rental Value. For purposes of this Lease, the term "Fair Market Rental Value" shall be based upon comparable space in the applicable market area and may include increases in Monthly Base Rent over the Option Period. Fair Market Rental Value shall be determined as follows: At least one hundred and twenty (120) days prior to commencement of the Option Period, Landlord shall notify Tenant of its determination of the Fair Market Rental value. Tenant shall have thirty (30) days from the date of such notice to notify Landlord whether it disagrees with such determination. If Tenant fails to so timely notify Landlord, the Fair Market Rental Value shall be as established in Landlord's notice. If Tenant gives Landlord timely notice of its disagreement, within fifteen (15) days of the date of such notice. Landlord and Tenant shall negotiate in good faith to resolve the Fair Market Rental for an additional fifteen (15) day period. If the parties have not resolved Fair Market Rental within such time, promptly thereafter each shall specify in writing to each other the name and address of a person to act as the appraiser or broker on its behalf. Each such person shall be an MAI certified commercial real estate broker or appraiser with at least five (5) years of experience with the prevailing market rents for the area in which the Premises are located. If either party fails to timely appoint an appraiser or broker, the determination of the timely appointed appraiser or broker shall be final and binding. The two appraiser/brokers shall have thirty (30) days from the day of their respective appointments (the "Determination Period") to make their respective determinations and agree on the fair market rental rate. If the two appraiser/brokers selected by the Landlord and Tenant cannot reach agreement on the fair market rental rate, such appraisers shall within fifteen (15) days jointly appoint an impartial third appraiser/broker with qualifications similar to those of the first two appraiser/brokers, and the fair market rental rate shall be established by the three appraiser/brokers in accordance with the following procedures: The appraiser/broker selected by each party shall state in writing his other determination of the rental rate, taking into consideration the rental rates for comparable Class A office properties in the Mountain View/Palo Alto area, which determination shall provide for periodic adjustments to the base rent if such appraiser believes that such adjustments are appropriate. The first two appraiser/brokers shall arrange for the simultaneous delivery of their determinations to the third appraiser/broker no later than seven (7) days after the expiration of the Determination Period. The role of the third appraiser shall be to select which of the two proposed determinations most closely approximates the third appraiser's determination of the fair market rental rate, and shall have no more than thirty (30) days in which to select the final determination. The third appraiser shall have no right to propose a middle ground or any modification of the two proposed determinations. The determination chosen by the third appraiser shall constitute the decision of the appraisers and be final and binding on the parties. Each party shall pay the cost of its own appraiser and shall share equally the cost of the third appraiser. 38 WESTC25501828.8

In the event the appraisers have not determined the Fair Market Rental Value as of the date the Option Period is to begin, Tenant shall on an interim basis pay Landlord monthly rent based upon Landlord's determination of Fair Market Rental Value as stated in Landlord's notice to Tenant. If the appraisers' final determination is less than Landlord's determination, Tenant shall be entitled to a credit against the next rental payment due from Tenant hereunder in the amount of the difference. Alternatively, if the appraisers' final determination is more than Landlord's determination, Tenant shall pay such difference with the next rental payment due. 37.2 Single Appraiser/Broker Nothing contained herein shall prevent Landlord and Tenant from jointly selecting a single appraiser/broker to determine the Fair Market Rental Value, in which event the determination of the appraiser/broker shall be conclusively deemed the Fair Market Rental Value. Landlord and Tenant shall share equally the fees and expenses of said joint appraiser/broker. 39 WEST\225501828.8

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the Lease Date. TENANT: LANDLORD: eHEALTH, INC. 340 MIDDLEFIELD, LLC a Delaware corporation By:. V—l By: 1 Title: Chief FinanciaKOfficer Title: Name: Stuart Huizinaa Name: By:. Title: Name: 40 WEST\225501828.8

EXHIBIT A The Property The land and building referred to in this description are situated in the State of California, County of Santa Clara, City of Mountain View and are described as follows; Lot 10, as shown on that certain map entitled Tract no 2724 Ellis-Middlefield Industrial Park, which map was filed for record in the office of the recorder of the county of Santa Clara, State of California on June 16, 1960 in book 121 of maps page(s) 40,41, 42, 43, 44. APN; 160-53-008 ARB: 159-41-5 Commonly known as: 340 E. Middlefield Road, Mountain View, Ca. WEST\225501828.8 1

EXHIBIT B Rules and Regulations The following Rules and Regulations are additional provisions of the foregoing Lease. Capitalized terms used herein shall have the meanings ascribed to them in the Lease. No Access to Roof. Except for access for routine maintenance and repair of any equipment or other device that has been installed on the roof with Landlord's prior written consent, Tenant has no right of access to the roof of the Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air conditioner, satellite dish or other device on the roof of the Building, without the prior written consent of Landlord, which may be given or withheld in Landlord's sole discretion. Any such device installed without such written consent is subject to removal at Tenant's expense without notice at any time. Notwithstanding the foregoing, Landlord hereby approves Tenant's installation of a satellite dish not to exceed twenty (20) inches in diameter for the purpose of receiving television programming and other related services; provided, however, that (a) tenant shall install such dish on an exterior wall and such installation shall not cause any roof penetration, and (b) at Landlord's election. Tenant shall use Landlord's contractor to make any exterior penetrations necessary for the installation thereof. In any event Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify, protect, defend and hold harmless Landlord from any Claims arising from any activities of Tenant or of Tenant's Representatives on the roof of the Building. 2. Signage. Other than as permitted pursuant to Paragraph 25 of the Lease, no sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Building without the prior written consent of Landlord, which may be given or withheld in Landlord's sole discretion. Prohibited Uses. The Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the general public. Tenant will not permit any food preparation on the Premises using ovens or stove-tops, however Tenant may use Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and may use microwave ovens, warmers, and toaster ovens so long as such use is in accordance with all applicable Laws. The foregoing prohibitions shall be in addition to, and not in lieu of, any other prohibitions applicable to the use of the Premises under the Lease and/or applicable Laws. Keys and Locks. Landlord will furnish Tenant, free of charge, two keys to the Building, Landlord may make a reasonable charge for any additional or replacement keys. Tenant will not alter any locks or install any new or additional lock or bolt on any door of its Premises without the prior written consent of Landlord and, in any event. Tenant will provide Landlord with a key for any such lock. On the termination of the Lease, Tenant will deliver to Landlord all keys to any locks or doors in the Building which have been obtained by Tenant. WEST\225501828,8 1

Freight. Tenant shall not transport freight in loads exceeding floor load capacities or the weight limitations of elevators. Landlord reserves the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building, and no property will be received in the Building or carried up or down elevators or stairs except along such routes as may be designated by Landlord. Landlord reserves the right to require that heavy objects will stand on wood strips of such length and thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property. 6. Nuisances and Dangerous Substances. Tenant will not conduct itself or permit Tenant's Representatives or Visitors to conduct themselves, in the Premises or anywhere on or in the Property in a manner which is offensive or unduly annoying. Tenant will not operate any phonograph, radio receiver, musical instrument, or television or other similar device installed in the Premises in such maimer as to disturb or annoy occupants of property adjacent to the Property. Tenant will not use or keep in the Premises or the Property any kerosene, gasoline or other combustible fluid or material other than limited quantities thereof reasonably necessary for the maintenance of office equipment. Tenant will not use or keep any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or occupants of property adjacent to the Property by reason of noise or odors. Tenant will not bring or keep any animals in or about the Premises or the Property. 7. Window Coverings. No curtains, draperies,, shutters,, awnings, screens or other coverings, window ventilators, hangings, decorations or similar equipment shall be attached to, hung or placed in, or used in or with any window of the Building without the prior written consent of Landlord, and Landlord shall have the right to control all lighting within the Premises that may be visible from the exterior of the Premises. 8. Floor Coverings. Tenant will not lay or otiierwisc affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as reasonably approved in writing by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees. 9. Wiring and Cabling Installations. No boring or cutting for wires or cables will be allowed without the prior written consent of Landlord. The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written consent of Landlord. Landlord shall not unreasonably withhold or delay its consent to the matters specified in this Rule 9. 10. Office Closing Procedures. Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage. Tenant will be liable for all damage sustained by Landlord resulting from Tenant's carelessness in this regard or violation of this rule. Tenant will keep the doors to the Building corridors closed at all times except for ingress and egress. WEST\225501828.8 2

11. Plumbing Facilities. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees. 12. Use of Hand Trucks. Tenant will not use or permit to be used in the Premises or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve. 13. Refuse. Tenant shall store all Tenant's trash and garbage within the Premises or in other facilities designated by Landlord for such purpose. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customaiy manner of removing and disposing of trash and garbage in the city in which the Building is located without being in violation of any law or ordinance governing such disposal. All trash and garbage removal shall be made in accordance with directions issued from time to time by Landlord, only through such Common Areas provided for such purposes and at such times as Landlord may designate. Tenant shall comply with the requirements of any recycling program adopted by Landlord for the Building. 14. Fire. Security and Safety Regulations. Tenant will comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency. 15. Responsibility for Theft. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed. 16. Sales and Auctions. Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding. 17. Effect on Lease. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these Rules and Regulations constitutes a failure to fully perform the provisions of the Lease, as referred to in Paragraph 15.1. 18. Additional and Amended Rules. Landlord reserves the right to rescind or amend these Rules and Regulations and/or to adopt any other rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and the Property and for the preservation of good order therein and thereon; provided, however, that no such additional or amended rules and regulations shall materially and adversely interfere with Tenant's business operations in the Building or on the Property. WEST\22550) 828.8 3

EXHIBIT C WORK LETTER AGREEMENT This Exhibit C (referred to herein as this "Work Letter") forms a part of that certain Lease Agreement (the "Lease") by and between 340 Middlefield, LLC, as Landlord, and eHealth, Inc., a Delaware corporation, as Tenant, to which this Work Letter is attached. If there is any conflict between this Work Letter and the Lease, this Work Letter shall govern. All defined terms referred to in this Work Letter shall have the same meaning as defined in the Lease to which this Work Letter is a part, except where expressly defined to the contrary. 1. Landlord's Work. (a) Construction of Base Building. Landlord shall construct or perform, at Landlord's sole cost and expense, through its designated general contractor, the improvements set forth on Schedule 1 attached hereto and referred to herein and in the Lease as "Landlord's Work," Landlord shall complete Landlord's Work in accordance with applicable laws, ordinances and codes. Landlord's Work shall consist of the construction of one two-story concrete free standing Class A office building in accordance with the plans and specifications to be prepared by Devcon Construction, Inc, and referenced on Schedule 1 (the "Base Building Plans and Specifications"). Tenant acknowledges and agrees that modifications to Landlord's Work or to the Base Building Plans and Specifications to be prepared by Devcon may be necessary to accommodate recommended construction modifications, field conditions and/or the requirements of the City of Mountain View and other governmental entities with applicable jurisdiction. If Landlord desires to make any modifications to the Base Building Plans and Specifications, then Landlord shall submit such modification to Tenant for its review. Tenant shall approve or disapprove any modifications to the Base Building Plans and Specifications in writing within five (5) business days after Tenant receives the modifications, aid, if disapproved, Tenant shall specify a reasonably specific explanation of the reasons for Tenant's disapproval; provided, however, Tenant shall not have the right to disapprove any immaterial modifications or any modifications to the Base Building Plans and Specifications required by the City of Mountain View or other governmental entities with applicable jurisdiction. Landlord shall make all necessary revisions requested by Tenant and approved by Landlord after Landlord's receipt of Tenant's disapproval of the modifications. Tenant shall approve or disapprove the revised Base Building Plans and Specifications in writing within five (5) business days after Tenant receives the revised Base Building Plans and Specifications, and, if reasonably disapproved. Tenant shall specify a reasonably specific explanation of the reasons for Tenant's disapproval. The revision procedure specified in this paragraph shall be repeated until Tenant approves any modifications to the Base Building Plans and Specifications. (b) Delivery of Access. Prior to the Commencement Date, Tenant shall have early access to the Premises in accordance with the terms and conditions of the Lease at such time as the Premises is in the Tenant Access Condition (as defined below). For purposes hereof, "Tenant Access Condition" shall mean that the items of Landlord's Work have been substantially completed. In addition. Tenant shall have early access to the Premises prior to the Premises Delivery Date for the purpose of designing and planning the Tenant Improvements and inspecting the progress of Landlord's Work; provided, however, that Tenant shall coordinate any WEST^SSOI 828.8 1 such early access through Landlord so as to avoid any interference with the Landlord's Work and shall not delay or interfere with Landlord's Work. Any such early access by Tenant prior to the Premises Delivery Date shall be upon all of the terms and conditions of the Lease, including, but not limited to. Tenant's obligation to indemnify Landlord and maintain the insurance coverages required under the Lease with respect to Tenant's entry, except that Tenant shall have no obligation to pay Base Rent, Operating Expenses, Taxes or utilities for the period prior to the Premises Delivery Date. Upon Tenant's request for any modification to Landlord's Work, Landlord shall advise Tenant of the anticipated period of delay and the increase in cost (which increased cost shall be the sole responsibility of Tenant) caused by such modification and the parties shall mutually approve such delay period and cost in a written change order prior to Landlord's commencement of such modification. In the event Landlord aid Tenant cannot agree upon the number of days of the delay, then Landlord's architect (the "Building Architect") shall determine the length of the delay and Landlord and Tenant shall accept such good faith determination by the Building Architect. In the event the parties mutually approve the modification as contemplated herein, then Tenant shall promptly deliver to Landlord funds for such increased cost and Landlord's receipt of such amount shall be a condition to Landlord's obligation to incorporate such modification into Landlord's Work. (c) Upon Substantial Completion (as hereinafter defined) of Landlord's Work, Landlord and Tenant shall conduct a walk-through of the Building and prepare a punch-list of incomplete items of Landlord's Work, which items thereafter Landlord will diligently complete during regular business hours and in a manner which will seek to minimize interference with construction of the Tenant Improvements. Landlord and Landlord's general contractor shall be available to meet with Tenant and Tenant's construction representatives on a weekly basis in order to facilitate the coordination, scheduling and preparations for construction of the Tenant Improvements. The terms "Substantial Completion" and "Substantially Completed" shall mean when the following have occurred or would have occurred but for Tenant Delays: (i) Landlord has delivered to Tenant a written notice stating that Landlord's Work has been Substantially Completed in accordance with the terms of this Work Letter, except punch list items; and (ii) Landlord has obtained from the appropriate governmental authority final sign-offs, approvals and/or inspections as may be required for Landlord's Work. (d) Landlord's Termination Right. The parties hereby acknowledge and agree that Landlord has certain termination rights as set forth in Paragraph 1.3 of the Lease, which shall be deemed incorporated herein. 2. Tenant Improvements. Plans, and Selection of Contractor. (a) Construction of Tenant Imnrovements. Tenant shall construct or perform, at Tenant's sole cost and expense (except for Landlord's payment of the Tenant Improvement Allowance (as defined in Paragraph 5 below)), through its designated general contractor, within the Premises those interior tenant improvements shown on the Final Plans and Specifications (hereafter defined), including, but not limited to, partitioning, doors, ceilings, floor coverings, wall finishes (including paint and wall covering), electrical (including lighting, switching, telephones, outlets, etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork (collectively, the "Tenant Improvements" or the "Tenant Improvement Work"). WEST\225501828.8 2

(b) Preliminary Plans and Specifications. Tenant shall retain a reputable architect ("Architect") to prepare preliminary working architectural and engineering plans and specifications ("Preliminary Plans and Specifications") for the Tenant Improvements. The Architect shall be subject to the prior written approval of Landlord, which approval Landlord shall not unreasonably withhold. Upon completion of the Preliminary Plans and Specifications, Tenant shall deliver the same to Landlord. The Preliminary Plans and Specifications shall show locations of all proposed partitions and doors and shall include a typical office plan which shows electrical and data/communication outlets, fixtures, and reflected ceiling plan. Landlord shall approve or disapprove the Preliminary Plans and Specifications in writing within ten (10) business days after Landlord receives the Preliminary Plans and Specifications, and, if disapproved, Landlord shall return the Preliminary Plans and Specifications to Tenant with a reasonably specific explanation of the reasons for Landlord's disapproval. Tenant shall make all necessary revisions requested by Landlord after Tenant's receipt of Landlord's disapproval of the Preliminary Plans and Specifications. Landlord shall approve or disapprove the revised Preliminary Plans and Specifications in writing within five (5) business days after Landlord receives the revised Preliminary Plans and Specifications, and, if reasonably disapproved, Landlord shall return the revised Preliminary Plans and Specifications with a reasonably specific explanation of the reasons for Landlord's disapproval. The revision procedure specified in this paragraph shall be repeated until Landlord approves the Preliminary Plans and Specifications. Landlord shall not have the right to disapprove any element of the Preliminary Plans aid Specifications or the Final Plans and Specifications unless such element would (i) adversely affect the structure of the Building, (ii) adversely affect the Building Systems, (iii) not comply with Laws, (iv) affect the exterior of the Building, or (v) unreasonably interfere with the normal and customary business operations typical for general office uses. (c) Final Plans and Specifications. After the Preliminary Plans and Specifications are approved by Landlord, Tenant shall cause the Architect to prepare the final working architectural and engineering plans and specifications ("Final Plans and Specifications") for the Tenant Improvements. The Final Plans and Specifications shall be consistent with the Landlord- approved Preliminary Plans and Specifications. Tenant shall then deliver the Final Plans and Specifications to Landlord. Landlord shall approve or disapprove the Final Plans and Specifications in writing within five (5) business days after Landlord receives the Final Plans and Specifications, and, if disapproved, Landlord shall return the Final Plans and Specifications to Tenant with a reasonably specific explanation of the reasons for Landlord's disapproval. Tenant shall make all necessary revisions requested by Landlord after Tenant's receipt of Landlord's disapproval of the Final Plans and Specifications. Landlord shall approve or disapprove such revisions in writing within five (5) business days after Landlord receives the revised Final Plans and Specifications, and, if disapproved, Landlord shall return the revised Final Plans and Specifications with a reasonably specific explanation of the reasons for Landlord's disapproval. The revision procedure specified in this paragraph shall be repeated until Landlord approves the Final Plans and Specifications. Upon approval by Landlord, Tenant shall submit the Final Plans and Specifications to all appropriate governmental authorities to obtain building permits and any other necessary approvals for the construction of the Tenant Improvements. While Landlord has the right to approve all such plans and specifications, Landlord's interest in doing so is to protect the Premises and the Property. Accordingly, Tenant shall not rely upon Landlord's approvals and Landlord shall not be the guarantor of, nor responsible for, the WEST\225501828.8 3 correctness or accuracy of the Preliminary Plans and Specifications or the Final Plans and Specifications, or the compliance thereof with applicable laws, and Landlord shall incur no liability of any kind by reason of granting such approvals. (d) Contractor. Tenant at its sole cost and expense shall employ a reputable general contractor ("Contractor") to construct the Tenant Improvements in accordance with the Final Plans and Specifications. The Contractor shall: (i) be a licensed general contractor in the State of California, (ii) be bonded, (iii) have insurance specified in Schedule 2 to this Work Letter, (iv) have substantial experience in the construction of improvements similar to the Tenant Improvements, and (v) be subject to the prior written approval of Landlord, which Landlord shall not unreasonably withhold, condition or delay. Government Approvals Tenant, at its sole cost and expense, shall obtain all governmental approvals of the Final Plans and Specifications to the full extent necessary for the issuance of a building permit for the Tenant Improvements based upon such Final Plans and Specifications, and shall pay all charges imposed by the City of Mountain View or any other governmental agency, special district or municipal utility in connection with the Tenant Improvements or as necessary to allow Tenant's legal occupancy of the Premises. Tenant at its sole cost and expense shall also cause to be obtained all other necessary approvals and permits from all governmental agencies having jurisdiction or authority for the construction and installation of the Tenant Improvements in accordance with the approved Final Plans and Specifications. Tenant at its sole cost and expense shall undertake all steps necessary to insure that the construction of the Tenant Improvements is accomplished in compliance with all laws, ordinances and codes applicable to the construction of the Tenant Improvements. Subject to the limitations set forth in Paragraph 1.3 of the Lease, Landlord, at its cost, shall use good faith efforts to obtain all approvals necessary for Landlord's Work and shall undertake all steps necessary to insure that the construction of Landlord's Work is accomplished in compliance with all laws, ordinances and codes applicable to the construction of Landlord's Work. 4. Completion of Tenant Improvements. (a) Tenant shall be solely responsible for the construction, installation and completion of the Tenant Improvements in accordance with the Final Plans and Specifications approved by Landlord and is solely responsible for the payment of all amounts when payable in connection therewith without any cost or expense to Landlord, except for Landlord's payment of the Tenant Improvement Allowance. Tenant shall diligently proceed with the construction, installation and completion of the Tenant Improvements in accordance with the Final Plans and Specifications. No material changes shall be made to the Final Plans and Specifications approved by Landlord without Landlord's prior written consent, which consent shall not be unreasonably withheld and shall be provided within three (3) business days after submission of the applicable changes to Landlord. (b) Prior to the commencement of the construction aid installation of the Tenant Improvements, Tenant shall provide the following to the Landlord, all of which shall be to the Landlord's reasonable satisfaction: WEST\225501 S28.8 4

(i) An estimated budget and cost breakdown for the Tenant Improvements; (ii) Estimated completion schedule for the Tenant Improvements; and (iii) Copies of all required approvals and permits from governmental agencies having jurisdiction or authority for the construction and installation of the Tenant Improvements. (c) Landlord shall at all times have a right to inspect the Tenant Improvements. If Landlord shall give notice of faulty construction or any other deviation from the Final Plans and Specifications, Tenant shall cause Contractor to make corrections promptly. However, neither the privilege herein granted to Landlord to make such inspections, nor the making of such inspections by Landlord, shall operate as a waiver of any rights of Landlord to require good and workmanlike construction and improvements constructed in accordance with the Final Plans and Specifications, or constitute Landlord's warranty or representation that the Tenant Improvements have been constructed in accordance with applicable laws, ordinances or codes or the sufficiency of the Tenant Improvements for any purpose. Landlord shall provide reasonable access to the Premises, at all times, for Tenant, its Contractor, Architect, and agents, including without limitation reasonable access prior to the Commencement Date for purposes of taking measurements, inspecting field conditions and reviewing compliance of Landlord's Work with the plans therefore. (d) Tenant shall pay and discharge promptly and fully all claims for labor done and materials and services furnished in connection with the Tenant Improvements. The Tenant Improvements shall not be commenced until Landlord has received notice from Tenant stating the date the construction of the Tenant Improvements is to commence so that Landlord can post and record any appropriate notice of non-responsibility. In the event any materialman or mechanic's lien may attach to the Premises or the Property in connection with Tenant's construction of the Tenant Improvements, Tenant shall, within fifteen (15) days of Landlord's request, either satisfy such claim and cause its discharge or record a bond sufficient to remove the lien in accordance with applicable law. Tenant shall indemnify, defend and hold Landlord harmless in connection with any claim or liability asserted against or incurred by Landlord in connection with any such lien. (e) Tenant shall maintain (or cause its general contractor to maintain) during the construction of the Tenant Improvements, at its sole cost and expense, builders' risk insurance for the amount of the completed value of the Tenant Improvements providing for "special form" coverage covering all improvements under construction, including building materials stored at the Premises. (f) Upon completion of the Tenant Improvements, Tenant shall deliver to Landlord the following, all of which shall be to the Landlord's reasonable satisfaction: (i) Copies of any certificates required for occupancy of the Premises, including a permanent and complete Certificate of Occupancy issued by the City of Mountain View. (ii) A copy of a Certificate of Completion signed by the Architect who prepared the Final Plans and Specifications. WEST\225501828.8 5

(iii) A copy of as-built plans and specifications for the Tenant Improvements. (iv) Copies of any warranties covering the Tenant Improvements or any portions thereof. (v) A Notice of Completion for execution by Landlord, which notice once executed by Landlord shall be recorded by Tenant in the official records of Santa Clara County. (vi) Copies of conditional and final lien waivers and releases executed by Contractor and all subcontractors with respect to the construction of the Tenant Improvements. 5. Tenant Improvement Allowance. (a) Tenant shall pay for all Tenant Improvements, except that Landlord shall provide to Tcnant an allowance (the "Tenant Improvement Allowance") in the amount of Forty Five Dollars ($45.00) per rental square foot of the Building. The Tenant Improvement Allowance may be used by Tenant for any costs incurred by Tenant in connection with the design, permitting, management (including fees paid to a third party construction manager) and construction of the Tenant Improvements (including any installation costs of Tenant's fixtures and equipment, but not including the purchase price of such items). (b) Landlord shall pay to Tenant the Tenant Improvement Allowance in accordance with the following provisions: (i) fifty percent (50%) of the Tenant Improvement Allowance shall be paid at such time as fifty percent (50%) or more of the cost of the Tenant Improvements, as such costs are estimated or fixed in the agreement between Tenant and Tenant's Contractor, are due and payable in accordance with invoices delivered to Tenant, which invoices have been approved for payment in writing by Tenant's architect (a copy of which shall be delivered to Landlord), and (ii) fifty percent (50%) of the Tenant Improvement Allowance shall be paid upon completion of the Tenant Improvements and delivery to Landlord of an invoice together with appropriate lien release documentation evidencing the full payment by Tenant and Contractor of all costs of the Tenant Improvements. Landlord will pay the invoice within thirty (30) days after Landlord's receipt of Tenant's invoice and documentation; provided, however, to the extent that the total cost of the Tenant Improvements is less than the Tenant Improvement Allowance, Landlord shall have no obligation to provide to Tenant the portion of the Tenant Improvement Allowance that exceeds the actual cost of the Tenant Improvements. If Landlord fails to fund any portion of the Tenant Improvement Allowance as required under this Work Letter, then Tenant may offset such amount against Rent. 6. Ownership of Tenant Improvements. During the Lease Term, title to the Tenant Improvements is and shall be vested in Landlord for the purposes of depreciation of such assets, but only to the extent necessary for Landlord to depreciate the Tenant Improvement Allowance. Tenant shall, during the term or any Extended Term of this Lease, otherwise be deemed the owner of the Tenant Improvements. The Tenant Improvements shall be fully vested in Landlord and shall be surrendered with and remain on the Premises upon expiration or earlier termination of this Lease. The parties agree for themselves and all persons claiming under them that the Tenant Improvements are real property. WESTi225501828.8 6

7. Miscellaneous. Subject to Landlord's reasonable approval of any changes to the Final Plans and Specifications, Tenant may modify or abrogate the scope of the Tenant Improvements. Notwithstanding the provisions of the Lease to the contrary, the Commencement Date shall be delayed by one (1) day for each day that Tenant's completion of the Tenant Improvements is delayed due to any breach, following expiration of applicable cure periods, of this Work Letter or the Lease by Landlord. WEST\225501828,8 7

SCHEDULE 1 Description Of Landlord's Work Landlord's Work will consist of the following: STRUCTURAL BUILDING SYSTEM: Structural building system will be similar to 440 E. Middlefield and will comply with all local building codes. Structural drawings will be provided and sealed by a structural engineer licensed in the state of California, Structural System includes spread footings, elevator pit and sump, a 5" concrete slab-on-grade over 2" of sand over 15 mil vapor barrier over 5" of crushed rock, 8" and 6" thick reinforced concrete tilt-up exterior wall panels, open web steel joists, metal deck, and concrete fill at the second floor, and a wood panelized-roof system with a sloping wood framed mansard roof around entire building perimeter. Framed openings will be provided for two stairwells, mechanical shafts, elevator hoistway, roof hatch, and skylight. Roof will be designed to support rooftop HVAC package units, boiler, and exhaust fans. Elevator hoistway includes TS guiderail supports on both sides of the hoistway from the top of the elevator pit to the underside of the roof. Interior columns are tube steel and exterior columns/pilasters are concrete that will be cast integral with exterior wall panels. BUILDING ENVELOPE: The building envelope will be similar to 440 E. Middlefield and will comply with all local building codes. Exterior wall panels will be sandblasted colored concrete with GFRC(Glass Fiber Reinforced Concrete) spilt face sandstone accents at building comers, entrances, and 3' high wainscot at ground floor between windows. GFRC bullnose elements will also be utilized at second floor line and second floor window sills. Window and storefront system will consist of bronze anodized aluminum frames and bronze tinted insulated glass. Glass will be tempered where required by code. Entry doors will be medium stile aluminum storefront doors with Adams Rite panic devices. A mansard roof will be included at entire roof perimeter and will be covered with clay tile over 30# felt. Mechanical well roof will be TPO to comply with cool roof requirements. A large profile copper cornice and gutter system will be installed at the top of exterior walls and bottom of clay tile mansard roof. Metal stud framing, sheathing, and plaster walls and soffits will be utilized at recessed entrances. Insulation at exterior walls and roof will be installed with interior improvements to avoid condensation build-up. SITEWORK: Sitework will be fully landscaped with improvements similar to 440 E. Middlefield. Sitework will comply with all local codes and will attempt to include some connection to 440 E Middlefield via sidewalks and plant placement. Hardscape will be a blend of gray concrete and colored exposed aggregate concrete accents to correlate with the building exterior. Hardscape will include apron around building perimeter, sidewalks, and enlarged landings at building entrances. Planting will include a variety of trees, shrubs, and groundcovers to compliment adjacent properties. Sitework will include a complete spray or drip irrigation system with programmable controller as required by local jurisdiction and as determined by the Landscape WEST\225501828,8 1

Architect. Sitework will also include a cast in place monument sign using materials to compliment the building. Parking areas will be paved asphalt and include all site utilities including, sanitary sewer, stonn drain, fire, domestic, and irrigation water, and gas. Raceways and utility boxes are included for electrical, telephone, CATV, and fiberoptics but all cabling and utility services are excluded. Sitework also includes the following offsite work: new curb and gutter, sidewalks, driveway entrances, and utility cormections to mains in street. MEPF SYSTEMS: Includes complete and operating plumbing, fire sprinkler, mcchanical(HVAC), and electrical systems for a warm shell and core that meet all local codes. These systems will be designed and installed by licensed design/build MEPF subcontractors. Plumbing System: Includes all below ground and above ground plumbing including sanitary waste, roof drains, overflow drains, and connection to sheet metal cornice gutter system, gas and condensate piping to (2) roof mounted package units and heating hot water boiler, and finished toilet cores on both floors. Each toilet core will include five fixtures for men's and five fixtures for women's and will be ADA compliant. Toilet fixtures will be wall mounted flush valves and are based on commercial fixtures manufactured by American Standard or similar. First floor toilet core includes showers and second floor toilet core includes an adjacent Janitor's Closet with a floor mounted sink. Toilet cores on each floor include handicapped drinking fountains at entrance vestibule. Includes a 1650 watt electric domestic hot water heater and insulated HW piping. Includes a below slab passive ventilation system that will be vented outside the building at several locations. Vent risers can be concealed by planting. Fire Sprinkler System; Includes a fully engineered wet sprinkler system based on Ordinary Hazard 0.17 GPM/SF over 3000SF for shell and core and light hazard for mansard roof. We include ceiling heads for toilet cores only. Ceiling heads in other areas including Lobby will be provided with interior improvements. Plugs are included for future drops. Mechaiiical(HVAC) System; Includes (2) 27.5 ton variable volume rooftop package units with economizer, 100% power exhaust, and BACnet ready capability. Includes supply and return ductwork and HHW piping stubbed out of mechanical shaft on each floor. Excludes ductwork and piping distribution on each floor and this will be installed with interior improvements. Includes a complete toilet exhaust system and inline fan for elevator machine room. Includes a 630MBH heating hot water boiler with 82% efficiency and one 7.5HP pump that will provide 34GPM @70' TDH. Includes a web based DDC control panel with expandability for future interior improvements. Electrical System: Includes 1600A, 277/480, 3 phase, 4 wire main electrical service and switchboard. Main switchboard will be located in Main Electrical Room on the ground floor and will have two metered 800A sections with empty conduit stubbed to each floor for future T.I. panels. Includes (1) 277/480V house panel, (1) step-down transformer and (1) 120/208V house panel. Site lighting includes (5) pole mounted lighted fixtures, (8) bollard lights, and (2) uplights at monument sign. Includes exit lights with emergency battery backup and fluorescent wall mounted light fixtures in stairwells. Includes light fixtures for toilet cores, janitor's closet, and main electrical room. Includes electrical conduit, wiring, and connections to roof mounted WEST\225501828.8 2

HVAC equipment and elevator. Includes code compliant Fire Alarm system including elevator recall, smoke detectors at rooftop package units, fire sprinkler flow alarms, and notification devices in toilet rooms. CORE: Core areas include two stairs from first to second floor, toilet cores on each floor, elevator hoist way, mechanical shaft, main electrical and telephone room on first floor, and janitor's closet on second floor next to toilet core. One stair will be fully enclosed with 1 hr. rated enclosure and the Lobby stair will be open on one side. Stairs include code compliant rails but no cladding or finishes are included at stair treads, risers, and stringers. No demising walls or ceilings are included for Lobby. LI toilet core will include one shower and changing area at men's and women's. Toilet room finishes include granite countertops, thinset ceramic tile 4' high wainscot at wet walls and floors. Remaining walls will have vinyl wall covering and ceilings will be painted. Includes a fully operational dual jack holeless hydraulic 3500# elevator with standard cab finishes. Standard cab finishes include plastic laminate panels, baked enamel doors and frames, and lexan ceiling with fluorescent fixtures. Cab finish upgrade options are available at additional cost. Interior doors for core areas will be clear anodized aluminum frames with pre- finished cherry wood veneer doors. Doors and frames will be fire rated as required to meet code. WEST\225501828.8 3

SCHEDULE 2 Insurance Requirements Tenant shall require its Contractor and all subcontractors for the Tenant Improvements to maintain the following insurance coverages in a manner consistent with the terms set forth in this Schedule 2: General Liability Insurance, including Completed Operations coverage must be provided with limits of no less than $2,000,000 per occurrence, $4,000,000 per annual aggregate and $2,000,000 products and completed operations per occurrence. Auto Liability coverage must be provided with limits of no less than $2,000,000 per occurrence. 3. Workers' Compensation coverage must be provided with full statutory coverage and Employer's Liability coverage must be provided with limits of no less than $1,000,000 for any one person and $1,000,000 aggregate. Property Insurance coverage shall at all times during the course of construction and warranty period be maintained in effect with respect to the job site materials (installed and non-installed) and construction of the Tenant Improvements, commercial property insurance providing coverage, on an "all risk" or "special form" basis in an amount equal to at least 90% of the full replacement cost of the covered property. Landlord shall have no obligation to carry insurance on any job site materials, installed or otherwise, the Tenant Improvements or other personal property of Contractor or any subcontractors. 5. Course of Construction Policy coverage from the date the construction of Tenant Improvement commences must be provided in an amount equal to at least 90% of the full replacement cost of the covered property. 6, Requirements For All Policies. Each policy of insurance required on this Schedule 2 shall; (a) be in a form, and written by an insurer, reasonably acceptable to Landlord; (b) name Landlord as an additional insured to be endorsed onto the policy and such additional insured coverage must be primary and non-contributory over any other valid and collectible insurance; and (c) provide that Landlord shall receive thirty (30) days' written notice prior to any cancellation, non-renewal or modification of insurance coverage. Insurance companies issuing such policies shall have rating classifications of "A" or better and financial size category ratings of "IX" or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such pohcies shall be admitted carriers licensed to do business in California. Contractor shall provide to Landlord, upon request, a copy of the declaration page of each policy required to be carried hereunder and evidence that the insurance required to be carried by Contractor and its subcontractors pursuant to this Schedule 2, including the policy endorsement page effecting the additional insured status, is in Ml force and effect aid that premiums therefor have been paid. The Insurance Carrier must waive its right to subrogation as respects coverage provided for on behalf of 340 Middlefield LLC. Prior to commencement of the Tenant Improvement work, Landlord shall be furnished with a certificate of insurance reflecting that the insurance required by this Schedule 2 is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form. WEST\225501828,8 4

Amendment to Lease THIS FIRST AMENDMENT (this "Amendment") is made as of May 28, 2013, ("the Amendment Date") and amends the Lease Agreement ("the Lease") dated March 23, 2012, by and between 340 Middlefield, LLC ("Landlord"), and eHealth, Inc., a Delaware corporation ("Tenant"). All capitalized terms not defined in this Amendment shall have the meaning set forth in the Lease. A. WHEREAS, Landlord and Tenant desire to modify certain terms of the Lease; and B. WHEREAS, these modifications are made pursuant to Section 33 of the Lease which provides in pertinent part that the Lease "may be amended or modified only by a written instrument signed by Landlord and Tenant." When signed by authorized representatives of Landlord and Tenant, this Amendment shall constitute such a written instrument. Now, therefore. Landlord and Tenant hereby agree that the Lease is amended as follows: 1. Environmental Disclosures. The following paragraph shall be added to the Lease as Paragraph 38 Environmental Disclosures. Section 25359.7 of the California Health and Safety Code requires landlords of non-residential real property who know, or have reasonable cause to believe, that any release of a hazardous substance has come to be located on or beneath their real property to provide written notice of such to a lessee of the real property. The Property, of which the Premises are a part, is located within the boundaries of the Middlefield-Ellis-Whisman Superfund Site Study Area ("MEW Site"). As such, hazardous substances may exist on and/or beneath the Property. The EPA is overseeing the investigation, monitoring, remediation and response actions being conducted at the MEW Site. Information concerning the MEW Site can be found by accessing the EPA's website at; http://vosemite.epa.qov/r9/sfund/r9sfdocw.nsfA/iewBvEPAID/CAD982463812. The responsible parties for the contamination ("RPs") have long been conducting investigations, monitoring and remediation activities at the MEW Site including, without limitation, groundwater remediation. The Building was constructed with an EPA-approved vapor intrusion barrier. Following construction, Landlord shall use reasonable efforts to cause the RPs to periodically test the Building's indoor air, as required by EPA, to verify that the Building's indoor air quality complies with EPA's MEW Site cleanup levels for commercial buildings, however. Tenant acknowledges that Landlord is not a responsible party for remediation of any such hazardous substances and does not assume responsibility for the same, except as required by law. Tenant further acknowledges that the provision of this disclosure does not impose any additional legal obligations or duties on Landlord. Tenant shall cooperate and provide reasonable access to the Premises for air quality testing, inspections, mitigation and remediation, as needed. Tenant shall not initiate any communication with any governmental agencies concerning hazardous substances existing at the Premises and/or the MEW Site, without first notifying Landlord in writing of its intention to do so and allowing Landlord to (a) participate in any meetings or conference calls with the governmental agencies and (b) review in advance, and provide comments to, any proposed communications with the governmental agencies. 2. Paragraph 3.1 of the Lease. The following shall be added after the last sentence of paragraph 3.1. Per BOMA 2010 Standards, the rentable square footage is 18,272 square feet. 3. Monthly Base Rent. The parties hereby agree that based on the BOMA measurement of 18,272 the Monthly Base Rent for the first twelve months shall be Fifty One Thousand One Hundred Sixty One and 60/100 dollars ($51,161.60) and thereafter shall be adjusted annually as set forth in the Monthly Base Rent Section. The parties acknowledge that Advanced Rent was paid in the amount of Forty Nine Thousand Six Hundred Seventy Two and 00/100 Dollars ($49,672.00). On Page 1 of 3

Amendment to Lease the Commencement Date, the Tenant shall pay the difference of One Thousand Four Hundred Eighty Nine and 60/100 Dollars ($1,489.60). 4. Pre-Term Access Period. The Pre-term Access Period shall commence upon the Amendment Date, subject to Tenant's compliance with all conditions of Paragraph 1.4. Tenant and Landlord agree and acknowledge that the Landlord Work is not Substantially Complete as of the Amendment Date. The following remains to be completed by Tenant before Substantial Completion can be achieved; 1) Elevator - installation of permanent lobby floor coverings, permanent lighting, a clear path of egress to the exterior, and minor associated items and 2) Bathroom - installation of upgraded tile selected by Tenant and the work cannot be completed until the tile arrives. 3) Decision on revision to Patio/Connecting Sidewalk and provision of such to Landlord and Devcon General, Inc. ("Devcon"). The following remains to be completed by Landlord: 1) Sitework - Exterior landscaping, grading, and paving, which has no impact on the interior work, is scheduled to be completed by the end of June 2013; 2) Patio/Connecting Sidewalk - Until Tenant makes a decision, Landlord cannot proceed. The addition of a concrete patio was incorporated into the core/shell drawings at the request of eHealth. eHealth is in the process of revising this area to possibly include a trellis. It is the parties' goal and expectation that all of the above work will not cause Substantial Completion to occur later than August 1, 2013. Landlord represents to Tenant and Tenant agrees and acknowledges that since neither the City of Mountain View nor any other governmental authority provides a separate sign-off for the completion of the Sitework- that upon receipt by Tenant of a letter from Devcon stating that the Landlord's Sitework is complete, Landlord's Site-work will be deemed to have achieved Substantial Completion as of that date Since Devcon General, Inc. ("Devcon") is the general contractor for both the Landlord Work and the Tenant Improvements, Tenant agrees that Devcon may commence the Tenant Improvements as though the Premises was in Tenant Access Condition. Notwithstanding the previous sentence, Landlord agrees that the Landlord Work shall be Substantially Completed prior to the August 1, 2013 Commencement Date set forth in Section 5 below. If the Landlord Work is not Substantially Complete prior to August 1, 2013, and there is no Tenant Delay, the Commencement Date shall be one day after Substantial Completion of the Landlord Work. If a Tenant Delay occurs prior to Substantial Completion, currently expected to be prior to August 1, 2013, and the Tenant Delay results in the Landlord's inability to Substantially Complete the Landlord Work, Landlord shall advise Tenant of the anticipated period of delay and the increase in cost caused by such Tenant Delay (which increased cost shall be the sole responsibility of Tenant) and the parties shall mutually agree on the amount of such delay period and any cost associated therewith. In the event Landlord and Tenant cannot agree, the Landlord's architect (the "Building Architect") shall determine the length of the Tenant Delay and any costs associated with such Tenant Delay. Landlord and Tenant shall accept such good faith determination by the Building Architect. Any delay in the Substantial Completion of the Landlord Work caused by Tenant Delay will not result in an adjustment to the Commencement Date. For the period beginning on the Pre-Term Access Period and ending on the Commencement Date, the definition of "Tenant Delay" in section 2.1 shall apply and shall be modified to include: any delay in Landlord's Work caused by any action of Tenant or its agents or contractors, any failure of Tenant, its agents or contractors to respond to requests of Landlord in a timely fashion or to sign documents in a timely fashion or caused by the construction of the Tenant Improvements. 5. Commencement Date. Subject to Section 4 above, the parties agree the Commencement Date shall be August 1, 2013. Page 2 of 3

Amendment to Lease 6. Notice. Landlord's address for notice shall be changed to; 340 Middlefield LLC do Mark Roberts cc Nancy Johnson 3 Lagoon Drive, Ste 400 Redwood City, Ca 94065 7. The Parties agree that, except as modified herein, all the terms and provisions of the Lease shall remain in effect. In the event of any inconsistency between the Lease and this Amendment, this Amendment shall prevail. IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to be effective as of the date first set forth above. LANDLORD: 340 MIDDLEFIELD, LLC TENANT: EHEALTH, INC., A DELAWARE CORPORATION By: 5 By: /1/U-RK fcToBeR-TS l-l-XU Name Printed Name Printed Its; At O-K er Its; Date; S A3 Date; 5/l sii Page 3 of 3

EXHIBIT B

BASE RENT SCHEDULE

		Month	Sqft	MonthlyBase Rental Rate	Monthly Base Rent
2019	January	Month 1	18,272	$4.35	$79,483.20
	February	Month 2	18,272	$4.35	$79,483.20
	March	Month 3	18,272	$4.35	$79,483.20
	April	Month 4	18,272	$4.35	$79,483.20
	May	Month 5	18,272	$4.35	$79,483.20
	June	Month 6	18,272	$4.35	$79,483.20
	July	Month 7	18,272	$4.35	$79,483.20
	August	Month 8	18,272	$4.35	$79,483.20
	September	Month 9	18,272	$4.35	$79,483.20
	October	Month 10	18,272	$4.35	$79,483.20
	November	Month 11	18,272	$4.35	$79,483.20
	December	Month 12	18,272	$4.35	$79,483.20
2020	January	Month 13	18,272	$4.57	$83,457.36
	February	Month 14	18,272	$4.57	$83,457.36
	March	Month 15	18,272	$4.57	$83,457.36
	April	Month 16	18,272	$4.57	$83,457.36
	May	Month 17	18,272	$4.57	$83,457.36
	June	Month 18	18,272	$4.57	$83,457.36
	July	Month 19	18,272	$4.57	$83,457.36
	August	Month 20	18,272	$4.57	$83,457.36
	September	Month 21	18,272	$4.57	$83,457.36
	October	Month 22	18,272	$4.57	$83,457.36
	November	Month 23	18,272	$4.57	$83,457.36
	December	Month 24	18,272	$4.57	$83,457.36
2021	January	Month 25	18,272	$4.80	$87,630.23
	February	Month 26	18,272	$4.80	$87,630.23
	March	Month 27	18,272	$4.80	$87,630.23
	April	Month 28	18,272	$4.80	$87,630.23
	May	Month 29	18,272	$4.80	$87,630.23
	June	Month 30	18,272	$4.80	$87,630.23
	July	Month 31	18,272	$4.80	$87,630.23
	August	Month 32	18,272	$4.80	$87,630.23
	September	Month 33	18,272	$4.80	$87,630.23
	October	Month 34	18,272	$4.80	$87,630.23
	November	Month 35	18,272	$4.80	$87,630.23
	December	Month 36	18,272	$4.80	$87,630.23
2022	January	Month 37	18,272	$0.00	$0.00
	February	Month 38	18,272	$0.00	$0.00
	March	Month 39	18,272	$0.00	$0.00
	April	Month 40	18,272	$0.00	$0.00
	May	Month 41	18,272	$0.00	$0.00
	June	Month 42	18,272	$0.00	$0.00
	July	Month 43	18,272	$2.00	$36,544.00
	August	Month 44	18,272	$2.00	$36,544.00
	September	Month 45	18,272	$2.00	$36,544.00
	October	Month 46	18,272	$2.00	$36,544.00
	November	Month 47	18,272	$2.00	$36,544.00
	December	Month 48	18,272	$2.00	$36,544.00
2023	January	Month 49	18,272	$2.00	$36,544.00
	February	Month 50	18,272	$2.00	$36,544.00
	March	Month 51	18,272	$2.00	$36,544.00
	April	Month 52	18,272	$2.00	$36,544.00
	May	Month 53	18,272	$2.00	$36,544.00
	June	Month 54	18,272	$2.00	$36,544.00
	July	Month 55	18,272	$2.00	$36,544.00

9490521_4

EXHIBIT C GUARANTY [See attached] 9490521_4

SUBLEASE GUARANTY THIS SUBLEASE GUARANTY (this "Guaranty") is made as of the 2nd day of November, 2018, by Hua Yuan International Limited, a private limited company organized under the laws of Hong Kong ("Guarantor"), in favor of eHealth, Inc., a Delaware corporation ("Sublessor"), with reference to the following facts and objectives: A. Sublessor and JJ Lake Corporation, a Delaware corporation ("Sublessee"), are entering that certain Sublease (the "Sublease") dated November 2, 2018, pursuant to which Sublessor is leasing to Sublessee certain premises located at 340 E. Middlefield Road, Mountain View, CA (the "Premises"). B. Guarantor is the sole-owner and parent of Sublessee. Guarantor is therefore benefiting substantially from Sublessee’s execution of the Sublease. C. Sublessor is unwilling to sublease the Premises to Sublessee unless Guarantor guaranties Sublessee’s payment and performance under the Sublease. Accordingly, as a condition precedent to Sublessor's execution and delivery of the Sublease and as a material inducement for Sublessor to enter the Sublease, Guarantor desires to guaranty the payment and performance of all obligations of Sublessee under the Sublease on the terms and conditions described herein. NOW, THEREFORE, in consideration of Ten Dollars ($10.00) in hand paid, the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby unconditionally guaranties and agrees as follows: 1. Guarantor hereby unconditionally, absolutely and irrevocably guaranties the payment in full in cash when due and the complete and timely performance of (a) all payments of all sums which may from time to time be due and owing by Sublessee to Sublessor under the Sublease (including, without limitation, all base rent and additional rent), (b) all terms and conditions to be performed and observed by Sublessee under the Sublease, (c) the payment and performance of all other indebtedness and obligations of Sublessee to Sublessor from time to time arising from or relating to Sublessee’s use and occupancy of the Premises, and (d) all costs and expenses, including attorneys' fees and disbursements, incurred by Sublessor in collecting the payment of all or any part of such sums and enforcing the performance and observance of any of the terms and conditions contained in the Sublease (collectively, the "Guaranteed Obligations"). If Sublessee at any time fails to make any payment when due under the Sublease or fails to perform or comply with any other term or condition of the Sublease, Guarantor will, upon demand from Sublessor, pay, perform and comply with the same. 2. This Guaranty shall be irrevocable, absolute and unconditional and shall remain in full force and effect until the full and complete payment and performance by Sublessee of all Guaranteed Obligations, (a) irrespective of the validity or enforceability of, or of any changes, modifications or amendments that may from time to time be made to, the Sublease, (b) even though the liability of Guarantor hereunder may be or become larger or more burdensome than the liability of Sublessee with respect to the Guaranteed Obligations, (c) even though Sublessee may now or hereafter cease to be liable for all or any part of the Guaranteed Obligations, (d) notwithstanding the lack of authority or incompetency of Sublessee, Guarantor or of any other guarantor of any Guaranteed Obligations from time to time, and (e) notwithstanding any act or failure to act on the part of Sublessor or any other party which might otherwise operate as a legal or equitable discharge of Guarantor (including, without limitation, the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other C:\NRPortbl\palib2\JPMC\9488585_4.doc similar proceedings affecting the status, existence, assets or obligations of, Sublessee). In the event that Sublessor seeks to enforce any of its rights under this Guaranty and demands payment or performance from Guarantor, such demand and Guarantor's compliance therewith shall not release, extinguish, exonerate or in any way affect or diminish Guarantor's continuing obligations under this Guaranty. Guarantor's liability under this Guaranty with respect to the Guaranteed Obligations shall continue following the expiration or earlier termination of the Sublease to the extent the Guaranteed Obligations have not otherwise been paid and performed in full and shall further continue until the expiration of all periods within which any amount at any time paid on account of the Guaranteed Obligations could be required to be restored or returned by Sublessor upon the bankruptcy, insolvency or reorganization of Sublessee, any other guarantor or any other person or entity, including, without limitation, pursuant to any laws regarding fraudulent transfers and voidable preferences. In the event that any amount at any time paid on account of the Guaranteed Obligations is required to be restored or returned by Sublessor as a result of any such bankruptcy, insolvency or reorganization, Guarantor shall remain liable under this Guaranty with respect to such amount as if such amount was never paid, even if the Guaranteed Obligations have previously been paid or satisfied in full. 3. The Sublease may be assigned, modified, amended or encumbered in whole or in part, the Premises may be sublet in whole or in part, and changes may be made in the entity comprising Sublessee from time to time without notice to Guarantor and without releasing Guarantor or extinguishing, exonerating or in any way affecting or diminishing Guarantor's obligations under this Guaranty. Similarly, Sublessor may from time to time, and without notice to Guarantor, release Sublessee or any persons or entities comprising Sublessee from Sublessee's obligations under the Sublease; release or substitute any security that Sublessor may have for the Guaranteed Obligations or accept security therefor; add, substitute or release additional guarantors; or compromise or settle any amount due or owing, or claimed to be due or owing, under the Sublease; and no such action by Sublessor or any other act or omission of Sublessor in connection with the Sublease or the Premises shall in any way affect this Guaranty or Guarantor's obligations hereunder. In addition, Sublessor may, without notice to Guarantor, assign, transfer, encumber or otherwise dispose of any or all of Sublessor's rights, claims or interests in, under and to the Sublease, the Premises or this Guaranty, and no such act shall release Guarantor or extinguish or diminish in any way Guarantor's obligations hereunder. No termination of the Sublease by Sublessor shall extinguish, release or in any way affect or diminish Guarantor's obligations hereunder, and in no event shall Sublessor be obliged to sublease the Premises to Guarantor after any such termination. 4. This Guaranty constitutes a guaranty of payment and performance and not of collection, the obligations of Guarantor under this Guaranty are independent of the obligations of Sublessee, and Sublessor may enforce this Guaranty against Guarantor without first (a) making any effort at collection or enforcement of any Guaranteed Obligations from or against Sublessee or any other party that may be liable therefor (including filing suit or otherwise initiating legal proceedings to obtain or assert a claim for personal judgment against Sublessee or any other guarantor of any Guaranteed Obligations from time to time or any of them or any other party), (b) exercising or asserting any other right or remedy which may be available in connection with the Guaranteed Obligations or resorting to or exhausting any other security, guaranty or collateral held with respect to the Guaranteed Obligations, or (c) asserting or filing any claim against the assets of Sublessee, Guarantor, or any of them or any other guarantor or any other party who may be liable (or jointly or severally liable with Guarantor) for such Guaranteed Obligations or any part thereof. All liability of Guarantor hereunder shall be joint and several with the liabilities of any other guarantor of any or all of the Guaranteed Obligations from time to time. Neither the failure by Sublessor to enforce any or all of its rights under the Sublease or to insist upon the strict performance or observance by Sublessee of the Guaranteed Obligations, nor any grant by Sublessor of any indulgences or extensions of time to Sublessee for the performance of any Guaranteed Obligations, shall release Guarantor or in any way affect or diminish Guarantor’s Obligations under this Guaranty. C:\NRPortbl\palib2\JPMC\9488585_4.doc

5. Guarantor expressly waives (a) any right Guarantor may have to require Sublessor to proceed against Sublessee or any other guarantor of any Guaranteed Obligations, to proceed against or exhaust any security held by Sublessor, or to pursue any other remedy in Sublessor's power to pursue prior to claiming or proceeding against Guarantor; (b) any defense based upon any legal disability of Sublessee or any other guarantor of any Guaranteed Obligations or any discharge or limitation of the liability of Sublessee or any such other guarantor to Sublessor, whether consensual or arising by operation of law or any bankruptcy, reorganization, receivership, insolvency or debtor-relief proceeding or from any other cause; (c) any defense based upon any invalidity or unenforceability of the Sublease or any other guaranty of any Guaranteed Obligations; (d) any notice of acceptance of this Guaranty, diligence, presentment, demand, protest, extension of time for payment or performance of the Guaranteed Obligations, and notice of any kind whatsoever, and Guarantor hereby consents to any and all forebearances and extensions of time for payment and performance of the Guaranteed Obligations now or hereafter made or granted with or without notice to Guarantor; (e) any defense based upon, or arising out of any defense which Sublessee may have to, the payment or performance of any Guaranteed Obligations; and (f) all rights of subrogation, indemnification, contribution and reimbursement, all rights to enforce any remedy that Sublessor may have against Sublessee, or any other guarantor of any Guaranteed Obligations, and all rights to participate in any security held by Sublessor for the Guaranteed Obligations until such Guaranteed Obligations have been paid and performed in full. Without limiting the foregoing, Guarantor hereby waives (i) any and all rights and defenses available to Guarantor by reason of California Civil Code Sections 2787 through 2855, inclusive, 2899 and 3433, and any successor statutes, and (ii) any and all rights and defenses arising out of an election of remedies by Sublessor, even though that election of remedies has destroyed any right that Guarantor may have to collect from Sublessee (including any of Guarantor’s rights of subrogation or reimbursement against Sublessee). 6. Guarantor hereby subordinates all of its claims for payment or liens now or hereafter securing any indebtedness or obligations of Sublessee to Guarantor to Sublessor's right to receive payment from Sublessee of all Guaranteed Obligations. Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity and contribution which Guarantor may now or hereafter have against Sublessee, any other guarantor or any person who now or hereafter has direct or contingent liability (whether by contract, at law or in equity) for all or any portion of the Guaranteed Obligations, and any benefit of, and any right to participate in, any security now or hereafter held by Sublessor until the Guaranteed Obligations have been paid and performed in full. If and to the extent this waiver is unenforceable, Guarantor agrees that all such rights of subrogation, reimbursement, indemnity and contribution shall be junior and subordinate to the right of Sublessor to obtain payment and performance of the Guaranteed Obligations and to all rights of Sublessor in and to any property which now or hereafter serves as collateral for the Guaranteed Obligations. 7. This Guaranty shall remain and continue in full force and effect notwithstanding (a) the commencement or continuation of any action or proceeding by, against or concerning Sublessee under any bankruptcy, insolvency or other debtor-relief law, (b) the voluntary or involuntary appointment of a receiver, trustee, keeper or other person who takes possession of any of Sublessee's assets, regardless of whether such appointment occurs as a result of insolvency or any other cause, or (c) any assignment by Sublessee for the benefit of its creditors. In the event any payment by Sublessee to Sublessor is held to constitute a preference, fraudulent conveyance or similar voidable payment under any law now or hereafter in effect and such payment is rescinded or otherwise required to be returned by Sublessor, such payment by Sublessee to Sublessor shall not constitute a release of Guarantor and shall not in any way diminish Guarantor's obligations hereunder, and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments. 8. Guarantor shall not, without the prior written consent of Sublessor, commence, or join with any other person in commencing, any bankruptcy, reorganization, or insolvency proceeding against Sublessee. The obligations of Guarantor under this Guaranty shall not be altered, limited, or affected by any proceeding, C:\NRPortbl\palib2\JPMC\9488585_4.doc voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation, or arrangement of Sublessee, or by any defense that Sublessee may have by reason of any order, decree, or decision of any court or administrative body resulting from any such proceeding. Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law all claims that Guarantor may have against Sublessee relating to any indebtedness of Sublessee to Guarantor, and Guarantor shall assign to Sublessor all rights of Guarantor under such claims. Sublessor shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action that a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy, or otherwise, the person or persons authorized to pay such claim shall pay to Sublessor the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor assigns to Sublessor all of Guarantor’s rights to any such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that Guarantor’s obligations under this Guaranty shall not be satisfied except to the extent that Sublessor receives cash by reason of any such payment or distribution. If Sublessor receives anything other than cash, the same shall be held as collateral for amounts due under this Guaranty. 9. If a claim (“Claim”) is made on Sublessor at any time (whether before or after payment or performance in full of any obligation of Guarantor, and whether such claim is asserted in a bankruptcy proceeding or otherwise) for repayment or recovery of any amount or other value received by Sublessor (from any source) in payment of, or on account of, any obligation of Guarantor under this Guaranty, and if Sublessor repays such amount, returns value, or otherwise becomes liable for all or part of such Claim by reason of (a) any judgment, decree, or order of any court or administrative body or (b) any settlement or compromise of such Claim, Guarantor shall remain liable to Sublessor for the amount so repaid or returned or for which Sublessor is liable to the same extent as if such payments or value had never been received by Sublessor, despite any termination of this Guaranty or the termination of the Sublease or cancellation of any document evidencing any obligation of Guarantor under this Guaranty. 10. Sublessor has no duty to disclose to Guarantor any information that Sublessor receives regarding the financial status of Sublessee, whether or not such information indicates that the risk of Guarantor under this Guaranty has been or may be increased. Guarantor assumes full responsibility for being and keeping informed of Sublessee's financial condition, performance under the Sublease, and use, operation and occupancy of the Premises. Guarantor represents and warrants that, to Guarantor's best knowledge, Sublessee is under no disability in connection with the execution and delivery of the Sublease and that there are no defenses to Sublessee's full payment and performance of all of its obligations under the Sublease. Within ten (10) days following demand by Sublessor, Guarantor shall deliver to Sublessor and to any interested party reasonably designated by Sublessor an estoppel certificate modified as necessary to accurately represent the facts therein, executed and acknowledged by Guarantor, to the effect that this Guaranty is in full force and effect and has not been amended or terminated (or, if amended or terminated, specifying the date and terms thereof). Guarantor shall also certify such other matters relating to the Guaranteed Obligations or this Guaranty as may reasonably be requested by Sublessor, modified as necessary to accurately represent the facts therein, executed and acknowledged by Guarantor. In addition, at any time and from time to time during the term of the Sublease (but no more than annually so long as Sublessee is not in default of the Sublease), Guarantor shall, upon ten (10) days’ prior written notice from Sublessor, provide Sublessor with a current financial statement prepared in accordance with generally accepted accounting principles. 11. This Guaranty shall be in full force and effect immediately upon execution and delivery of this Guaranty by Guarantor. The effectiveness of this Guaranty shall not be subject to any condition. No term or condition of this Guaranty may be amended, modified, waived, discharged or terminated orally or by course of conduct, but only by an instrument in writing duly executed by both Sublessor and Guarantor. No waiver by Sublessor of any default or any other event shall be effective unless in writing, nor shall it operate as a C:\NRPortbl\palib2\JPMC\9488585_4.doc waiver of any other default or of the same default on a future occasion. No delay or omission by Sublessor in exercising any of its rights, remedies, powers and privileges under the Sublease or hereunder and no course of dealing between Sublessor, on the one hand, and Sublessee, Guarantor or any other person, on the other hand, shall be deemed a waiver by Sublessor of any of its rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Sublessor or the exercise of any other right, remedy, power or privilege by Sublessor. No notice to or demand on Sublessee, Guarantor or any other person or entity in any instance shall entitle Sublessee, Guarantor or any other person or entity to any other or further notice or demand in similar or other circumstances or constitute a waiver of Sublessor's right to any other or further action in any circumstance without notice or demand. 12. Any notices required or permitted hereunder shall be in writing and shall be deemed duly given (a) when personally delivered or (b) one business day after being sent by reputable overnight delivery service, charges prepaid, or (c) three (3) days after being deposited in the Postal Service of the United States with postage prepaid and properly marked for certified mail with request for return receipt, or in any such case when actually received (if earlier), and addressed as follows (or to such other address as the intended recipient may from time to time designate in the manner prescribed herein): if to Sublessor, at Sublessor’s address for notices pursuant to the Sublease; if to Guarantor, at: . 13. GUARANTOR WAIVES THE RIGHT TO A JURY TRIAL OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM, OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING OR LAWSUIT BROUGHT EITHER BY SUBLESSOR AGAINST SUBLESSEE OR GUARANTOR OR BY SUBLESSEE OR GUARANTOR AGAINST SUBLESSOR ON ANY MATTER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THE SUBLEASE, THIS GUARANTY, THE RELATIONSHIP OF SUBLESSOR AND SUBLESSEE, SUBLESSEE’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT. 14. AS A FURTHER MATERIAL PART OF THE CONSIDERATION TO SUBLESSOR TO ENTER INTO THE SUBLEASE WITH SUBLESSEE, (A) GUARANTOR AGREES THAT THE VALIDITY, EFFECT, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT OF THIS GUARANTY SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO CONFLICTS OF LAWS); (B) GUARANTOR AGREES THAT ANY LAWSUIT, ACTION OR PROCEEDING ARISING DIRECTLY OR INDIRECTLY OUT OF THIS GUARANTY, THE SUBLEASE OR THE SUBJECT MATTER OF EITHER SHALL BE LITIGATED ONLY IN COURTS LOCATED WITHIN THE COUNTY AND STATE IN WHICH THE PREMISES ARE LOCATED; (C) GUARANTOR IRREVOCABLY CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY AND STATE IN WHICH THE PREMISES ARE LOCATED; (D) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, GUARANTOR WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, DEFENSE OR OTHERWISE IN ANY SUIT, ACTION OR PROCEEDING ANY CLAIM THAT GUARANTOR IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF SUCH ACTION, SUIT OR PROCEEDING IS IMPROPER; AND (E) GUARANTOR FURTHER WAIVES AND AGREES NOT TO ASSERT THE STATUTE OF LIMITATIONS AS A DEFENSE AGAINST ENFORCEMENT OF THIS GUARANTY. C:\NRPortbl\palib2\JPMC\9488585_4.doc

15. All rights and remedies of Sublessor under this Guaranty and under the Sublease shall be cumulative and not restrictive of any and all other rights and remedies available at law and in equity. Successive demands may be made upon, and successive actions for the enforcement of such demands may be brought against, Guarantor upon the successive breach of or default under any Guaranteed Obligations. The enforcement of this Guaranty against Guarantor with respect to any particular breach of or default under any obligations shall not operate to exhaust this Guaranty or to waive Sublessor’s right to proceed under this Guaranty with respect to any future default or breach. 16. Time is of the essence of this Guaranty. This Guaranty shall inure to the benefit of Sublessor and its successors and assigns and shall be binding upon Guarantor and its heirs, legal representatives, successors and assigns. This Guaranty constitutes the entire agreement between Sublessor and Guarantor with respect to the subject matter of this Guaranty and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to that subject matter. Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. 17. When the context and construction so requires, all words used in the singular in this Guaranty shall be deemed to have been used in the plural. The term “Sublessor” whenever used in this Guaranty refers to and means the Sublessor specifically named under the Sublease and also any assignee of such Sublessor, whether by outright assignment or by assignment for security, and also any successor to the interest of Sublessor or of any assignee of the Sublease or any interest under the Sublease, whether by assignment or otherwise. The term “Sublessee” whenever used in this Guaranty refers to and means the Sublessee specifically named under the Sublease and also any assignee of the interest of Sublessee in the Sublease and any subsublessee of all or any part of the Premises and their respective successors in interest. 18. In executing and delivering this Guaranty, Guarantor is not relying upon any representations, warranties or inducements from Sublessor. Guarantor represents and warrants to Sublessor that Guarantor has the full power, authority and legal right to enter into and perform this Guaranty and that the execution, delivery and performance of this Guaranty by Guarantor have been duly authorized by all necessary action on the part of Guarantor, do not and will not require any approval or consent of the holders of any indebtedness or obligations of Guarantor, and will not result in the breach of or constitute a default under any contract or agreement to which Guarantor is a party or by which Guarantor or any of Guarantor’s assets is or may be bound or affected. 19. Guarantor shall indemnify, defend and hold Sublessor harmless from and against all losses, costs, claims, liabilities and damages (including attorneys’ fees and court costs) incurred or paid by Sublessor in enforcing this Guaranty and the Sublease. Should any litigation be commenced among Guarantor, Sublessee, Sublessor or their representatives, or should any of such parties institute any proceeding in a bankruptcy or similar court which has jurisdiction over any other such party, or any or all of its property or assets or concerning any provision of this Guaranty or the rights or duties of any person or entity in relation thereto, the prevailing party shall be entitled to receive from the non-prevailing party the prevailing party’s reasonable attorneys’ fees, costs of such action or proceeding, and costs of any proceeding to enforce the judgment or obtain the relief ordered or granted. C:\NRPortbl\palib2\JPMC\9488585_4.doc

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the day and year first above written. GUARANTOR: HUA YUAN INTERNATIONAL LIMITED, a private limited company organized under the laws of Hong Kong By: Name: Its: C:\NRPortbl\palib2\JPMC\9488585_4.doc

EXHIBIT D FURNITURE [See attached] 9490521_4

Bldg	Floor	Location	Qty	Description
340	1	Marketing	8	Cubicles
340	1	Marketing	8	Chairs
340	1	Marketing	5	Lateral Cabinets (2-drawer) 36" width
340	1	Marketing	8	Pedestal Cabinets (3-drawer) 15" width
340	1	Marketing	6	Overhead bins 48" width
340	1	Marketing	1	Lateral Cabinets (4-drawer) 36" width
340	1	Marketing	1	Whiteboard (wall-mounted) 8' x 4'
340	1	Legal	8	Cubicles
340	1	Legal	8	Chairs
340	1	Legal	8	Lateral Cabinets (2-drawer) 36" width
340	1	Legal	8	Pedestal Cabinets (3-drawer) 15" width
340	1	Legal	8	Overhead bins 48" width
340	1	Lobby Rear	1	Sofa (Espresso-Dk.Brown)
340	1	Lobby Rear	2	Chairs (Espresso-Dk.Brown)
340	1	Lobby Rear	1	Coffee Table
340	1	Lobby Front	1	Sofa (Cream)
340	1	Lobby Front	1	Love Seat (Cream)
340	1	Lobby Front	1	Chair (Cream)
340	1	Lobby Front	3	Ottomans (Cream)
340	1	Lobby Front	1	Credenza
340	1	Lobby Front	1	Coffee Table
340	1	Santa Clara CR	1	Table
340	1	Santa Clara CR	6	Chairs (Black Mesh Task Chairs)
340	1	Santa Clara CR	1	Whiteboard (6' x 4')
340	1	Palo Alto CR	1	Cisco Camera
340	1	Palo Alto CR	6	Tables
340	1	Palo Alto CR	37	Chairs (Gold)*
340	1	Palo Alto CR	1	Whiteboard (8' x 4')
340	1	Palo Alto CR	1	Projector
340	1	Palo Alto CR	11	Chairs (Black Plastic)
340	1	Cupertino CR	6	Tables
340	1	Cupertino CR	18	Chairs (Gold)*
340	1	Cupertino CR	1	Monitor 70"
340	1	Cupertino CR	1	Audio system with 3 mics
340	1	Cupertino CR	1	Cisco Telepresence
340	1	Cupertino CR	2	Cisco Camera
340	1	Menlo Park CR	8	Tables
340	1	Menlo Park CR	19	Chairs (Gold)*
340	1	Menlo Park CR	1	Whiteboard (8' x 4')
340	1	Menlo Park CR	1	Projector
340	1	Menlo Park CR	1	Cisco Camera
340	1	Hall	1	Artwork
340	1	Break Room (1st Floor)	3	Round Tables

340	1	Break Room (1st Floor)	12	Chairs (Blue)
340	1	Break Room (1st Floor)	10	Tall Chairs (Blue)
340	1	Break Room (1st Floor)	2	Tall Tables
340	1	Break Room (1st Floor)	2	Warming Drawers (built-in)
340	1	Break Room (1st Floor)	1	Dishwasher (built-in)
340	1	Break Room (1st Floor)	1	Black, full-size Refrigerator
340	1	Break Room (1st Floor)	2	Microwaves
340	1	Break Room (1st Floor)	1	Monitor 70"
340	1	Patio	4	Round Tables
340	1	Patio	15	Patio Chairs
340	1	Patio	1	EV Charging Station (2 ports)
340	1	IDF Room	2	Two-Post Racks
340	1	IDF Room	1	Mitsubishi MSY-GE24NA AC unit
340	1	IDF Room	11	Security Cameras
340	1	IDF Room	1	DVR
340	1	IDF Room	1	Pedestal Cabinet (3-drawer) 15" width
340	1	IDF Room	1	19" monitor for DVR
340	1	Mail Room	1	Corkboard (6' x 4')
340	1	Mothers Room	1	Small Refrigerator
340	1	Phone Room 107	1	Round Table 3'
340	1	Phone Room 107	1	Chair
340	1	Phone Room 107	5	Sound Panels
340	1	Phone Room 108	1	Round Table 3'
340	1	Phone Room 108	1	Chair
340	1	Phone Room 108	4	Sound Panels
340	1.5	Main Stairwell	1	Artwork
340	2	Finance/BD/CR	31	Cubicles
340	2	Finance/BD/CR	31	Chairs
340	2	Finance/BD/CR	31	Lateral Cabinets (2-drawer) 36" width
340	2	Finance/BD/CR	31	Pedestal Cabinets (3-drawer) 15" width
340	2	Finance/BD/CR	28	Overhead bins 48" width
340	2	Phone Room 209	1	Round Table 3'
340	2	Phone Room 209	1	Chair
340	2	Phone Room 209	2	Sound Panels
340	2	Phone Room 208	1	Round Table 3'
340	2	Phone Room 208	1	Chair
340	2	Phone Room 208	6	Sound Panels
340	2	Break Room (2nd Floor)	1	Black, full-size Refrigerator
340	2	Break Room (2nd Floor)	1	Microwave Oven
340	2	Westford CR	1	Credenza
340	2	Westford CR	1	Tables
340	2	Westford CR	14	Chairs
340	2	DC CR	1	Table
340	2	DC CR	6	Chairs
340	2	DC CR	1	Wall Clock

340	2	SF CR	1	Table
340	2	SF CR	10	Chairs
340	2	SF CR	4	Sound Panels
340	2	Salt Lake City CR	1	Credenza
340	2	Salt Lake City CR	1	Table
340	2	Salt Lake City CR	10	Chairs
340	2	Exec. CEO	2	Cubicles
340	2	Exec. CEO	2	Chairs
340	2	Exec. CEO	4	Lateral Cabinets (2-drawer) 36" width
340	2	Exec. CEO	3	Pedestal Cabinets (3-drawer) 15" width
340	2	Exec. CEO	2	Overhead bins 48" width
340	2	Exec. CEO	1	Lateral Cabinets (4-drawer) 36" width
340	2	Exec. CEO	1	Small Conf Table
340	2	Exec. CEO	7	Small Conf Guest Chairs
340	2	Visitor Cubicles	3	Cubicles
340	2	Visitor Cubicles	3	Chairs
340	2	Visitor Cubicles	3	Lateral Cabinets (2-drawer) 36" width
340	2	Visitor Cubicles	3	Pedestal Cabinets (3-drawer) 15" width
340	2	Visitor Cubicles	3	Overhead bins 48" width
340	2	Executive Lounge	1	Artwork
340	2	Executive Lounge	1	Sofa (Brown)
340	2	Executive Lounge	2	Chairs (Brown)
340	2	Executive Lounge	1	Ottoman (Brown)
340	2	Executive Lounge	1	Side Table
340	2	Exec. COO	2	Cubicles
340	2	Exec. COO	2	Chairs
340	2	Exec. COO	3	Lateral Cabinets (2-drawer) 36" width
340	2	Exec. COO	2	Pedestal Cabinets (3-drawer) 15" width
340	2	Exec. COO	2	Overhead bins 48" width
340	2	Exec. COO	1	Lateral Cabinets (4-drawer) 36" width
340	2	Exec. COO	3	Small Conf Guest Chairs

* 74 Total Gold Chairs